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                         MULTICURRENCY CREDIT AGREEMENT


                          DATED AS OF OCTOBER 29, 2004


                                      AMONG




                               LOJACK CORPORATION,




                          LOJACK EXCHANGECO CANADA INC.




                THE GUARANTORS FROM TIME TO TIME PARTIES HERETO,


                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,


                                       AND




                         HARRIS TRUST AND SAVINGS BANK,
                            as Administrative Agent,


                                       AND




                                BANK OF MONTREAL,
                              as Canadian Co-Agent


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
                                TABLE OF CONTENTS

SECTION                             HEADING                                 PAGE

SECTION 1.          THE CREDIT FACILITIES......................................1

   Section 1.1.     Term Loan Commitments......................................1
   Section 1.2.     Revolving Credit Commitments...............................1
   Section 1.3.     Letters of Credit..........................................2
   Section 1.4.     Applicable Interest Rates..................................4
   Section 1.5.     Minimum Borrowing Amounts; Maximum Eurocurrency Loans......7
   Section 1.6.     Manner of Borrowing Loans and Designating Applicable
                       Interest Rates..........................................7
   Section 1.7.     Interest Periods..........................................10
   Section 1.8.     Maturity of Loans.........................................11
   Section 1.9.     Prepayments...............................................12
   Section 1.10.    Default Rate..............................................14
   Section 1.11.    The Notes.................................................14
   Section 1.12.    Funding Indemnity.........................................15
   Section 1.13.    Commitment Terminations...................................15
   Section 1.14.    Substitution of Lenders...................................16
   Section 1.15.    Appointment of Parent as Agent for Borrowing Subsidiary...16

SECTION 2.          FEES......................................................17

   Section 2.1.     Fees......................................................17

SECTION 3.          PLACE AND APPLICATION OF PAYMENTS.........................17

   Section 3.1.     Place and Application of Payments.........................17

SECTION 4.          GUARANTIES................................................19

   Section 4.1.     Guaranties................................................19
   Section 4.2.     Further Assurances........................................19

SECTION 5.          DEFINITIONS; INTERPRETATION...............................20

   Section 5.1.     Definitions...............................................20
   Section 5.2.     Interpretation............................................30
   Section 5.3.     Change in Accounting Principles...........................30

SECTION 6.          REPRESENTATIONS AND WARRANTIES............................31

   Section 6.1.     Organization and Qualification............................31
   Section 6.2.     Subsidiaries..............................................31
   Section 6.3.     Authority and Validity of Obligations.....................32
   Section 6.4.     Use of Proceeds; Margin Stock.............................32

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   Section 6.5.     Financial Reports.........................................32
   Section 6.6.     No Material Adverse Change................................33
   Section 6.7.     Full Disclosure...........................................33
   Section 6.8.     Trademarks, Franchises, and Licenses......................33
   Section 6.9.     Governmental Authority and Licensing......................34
   Section 6.10.    Good Title................................................34
   Section 6.11.    Litigation and Other Controversies........................34
   Section 6.12.    Taxes.....................................................34
   Section 6.13.    Approvals.................................................34
   Section 6.14.    Affiliate Transactions....................................35
   Section 6.15.    Investment Company; Public Utility Holding Company........35
   Section 6.16.    ERISA.....................................................35
   Section 6.17.    Compliance with Laws......................................35
   Section 6.18.    Other Agreements..........................................35
   Section 6.19.    Boomerang Acquisition.....................................36
   Section 6.20.    No Default................................................36

SECTION 7.          CONDITIONS PRECEDENT......................................36

   Section 7.1.     All Credit Events.........................................37
   Section 7.2.     Initial Credit Event......................................37

SECTION 8.          COVENANTS.................................................39

   Section 8.1.     Maintenance of Business...................................39
   Section 8.2.     Maintenance of Properties.................................39
   Section 8.3.     Taxes and Assessments.....................................39
   Section 8.4.     Insurance.................................................39
   Section 8.5.     Financial Reports.........................................39
   Section 8.6.     Inspection................................................41
   Section 8.7.     Borrowings and Guaranties.................................41
   Section 8.8.     Liens.....................................................42
   Section 8.9.     Investments, Acquisitions, Loans and Advances.............43
   Section 8.10.    Mergers, Consolidations and Sales.........................45
   Section 8.11.    Dividends and Certain Other Restricted Payments...........46
   Section 8.12.    ERISA.....................................................46
   Section 8.13.    Compliance with Laws......................................46
   Section 8.14.    Burdensome Contracts With Affiliates......................46
   Section 8.15.    No Changes in Fiscal Year.................................46
   Section 8.16.    Formation of Subsidiaries.................................47
   Section 8.17.    Change in the Nature of Business..........................47
   Section 8.18.    Use of Proceeds...........................................47
   Section 8.19.    No Restrictions...........................................47
   Section 8.20.    Combination Agreement.....................................47
   Section 8.21.    Insolvency Applications...................................47
   Section 8.22.    Financial Covenants.......................................48

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SECTION 9.          EVENTS OF DEFAULT AND REMEDIES............................48

   Section 9.1.     Events of Default.........................................48
   Section 9.2.     Non-Bankruptcy Defaults...................................50
   Section 9.3.     Bankruptcy Defaults.......................................51
   Section 9.4.     Collateral for Undrawn Letters of Credit..................51
   Section 9.5.     Notice of Default.........................................52
   Section 9.6.     Expenses..................................................52

SECTION 10.         CHANGE IN CIRCUMSTANCES...................................52

   Section 10.1.    Change of Law.............................................52
   Section 10.2.    Unavailability of Deposits or Inability to Ascertain,
                       or Inadequacy of, LIBOR................................53
   Section 10.3.    Increased Cost and Reduced Return.........................53
   Section 10.4.    Lending Offices...........................................54
   Section 10.5.    Discretion of Lender as to Manner of Funding..............55

SECTION 11.         THE ADMINISTRATIVE AGENT..................................55

   Section 11.1.    Appointment and Authorization of Administrative Agent.....55
   Section 11.2.    Administrative Agent and its Affiliates...................55
   Section 11.3.    Action by Administrative Agent............................56
   Section 11.4.    Consultation with Experts.................................56
   Section 11.5.    Liability of Administrative Agent; Credit Decision........56
   Section 11.6.    Indemnity.................................................57
   Section 11.7.    Resignation of Administrative Agent and Successor
                       Administrative Agent...................................57
   Section 11.8.    Canadian Co-Agent and L/C Issuer..........................58
   Section 11.9.    Hedging Liability and Funds Transfer and Deposit
                       Account Liability Arrangements.........................58
   Section 11.10.   Designation of Additional Agents..........................58

SECTION 12.         THE GUARANTEES............................................59

   Section 12.1.    The Guarantees............................................59
   Section 12.2.    Guarantee Unconditional...................................60
   Section 12.3.    Discharge Only upon Payment in Full; Reinstatement in
                       Certain Circumstances..................................61
   Section 12.4.    Subrogation...............................................61
   Section 12.5.    Waivers...................................................61
   Section 12.6.    Limit on Recovery.........................................61
   Section 12.7.    Stay of Acceleration......................................62
   Section 12.8.    Benefit to Guarantors.....................................62
   Section 12.9.    Guarantor Covenants.......................................62

SECTION 13.         MISCELLANEOUS.............................................62

   Section 13.1.    Withholding Taxes.........................................62

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

   Section 13.2.    No Waiver, Cumulative Remedies............................64
   Section 13.3.    Non-Business Days.........................................64
   Section 13.4.    Documentary Taxes.........................................64
   Section 13.5.    Survival of Representations...............................64
   Section 13.6.    Survival of Indemnities...................................65
   Section 13.7.    Sharing of Set-Off........................................65
   Section 13.8.    Notices...................................................65
   Section 13.9.    Counterparts..............................................66
   Section 13.10.   Successors and Assigns....................................66
   Section 13.11.   Participants..............................................66
   Section 13.12.   Assignments...............................................66
   Section 13.13.   Amendments................................................68
   Section 13.14.   Headings..................................................68
   Section 13.15.   Costs and Expenses; Indemnification.......................68
   Section 13.16.   Set-off...................................................69
   Section 13.17.   Entire Agreement..........................................69
   Section 13.18.   Governing Law.............................................69
   Section 13.19.   Severability of Provisions................................69
   Section 13.20.   Excess Interest...........................................70
   Section 13.21.   Construction..............................................70
   Section 13.22.   Currency..................................................70
   Section 13.23.   Lender's Obligations Several..............................71
   Section 13.24.   Submission to Jurisdiction; Waiver of Jury Trial..........71
   Section 13.25.   USA Patriot Act...........................................71

Signature Page...............................................................S-1

EXHIBIT A                --     Notice of Payment Request
EXHIBIT B                --     Notice of Borrowing
EXHIBIT C                --     Notice of Continuation/Conversion
EXHIBIT D-1              --     Term Note
EXHIBIT D-2              --     Revolving Note
EXHIBIT E                --     Compliance Certificate
EXHIBIT F                --     Additional Guarantor Supplement
EXHIBIT G                --     Assignment and Acceptance
SCHEDULE 1               --     Commitments
SCHEDULE 6.2             --     Subsidiaries
SCHEDULE 8.7/8.8         --     Permitted Indebtedness and Liens

                         MULTICURRENCY CREDIT AGREEMENT

         This Multicurrency Credit Agreement is entered into as of October 29, 2004, by and among LOJACK CORPORATION, a Massachusetts corporation (the "Parent"), LOJACK EXCHANGECO CANADA INC., a Canadian corporation (the "Borrowing Subsidiary" and, together with the Parent, the "Borrowers" and individually a "Borrower"), the direct and indirect Subsidiaries of the Parent from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, HARRIS TRUST AND SAVINGS BANK, as Administrative Agent as provided herein, and BANK OF MONTREAL, as Canadian Co-Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in
Section 5.1 hereof.


                              PRELIMINARY STATEMENT

         The Borrowers have requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. THE CREDIT FACILITIES.

         Section 1.1. Term Loan Commitments. Subject to the terms and conditions hereof, each Lender with a Term Loan Commitment (a "Canadian Lender"), by its acceptance hereof, severally agrees to make a loan (individually a "Term Loan" and collectively for all the Canadian Lenders the "Term Loans") in Canadian Dollars to the Borrowing Subsidiary in the amount of such Canadian Lender's Term Loan Commitment. The Term Loans shall be advanced in a single Borrowing on the Closing Date and shall be made ratably by the Canadian Lenders in proportion to their respective Term Loan Percentages, at which time the Term Loan Commitments shall expire. As provided in Section 1.6(a) hereof, the Borrowing Subsidiary may elect that the Term Loans be outstanding as Canadian Base Rate Loans or Eurocurrency Loans denominated in Canadian Dollars. No amount repaid or prepaid on any Term Loan may be borrowed again.

         Section 1.2. Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender with a Revolving Credit Commitment, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Revolving Loan" and collectively the "Revolving Loans") in U.S. Dollars to the Parent from time to time on a revolving basis up to the amount of such Lender's Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date. The sum of the aggregate principal amount of Revolving Loans and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.6(a) hereof, the Parent may elect that each Borrowing of Revolving Loans

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be either U.S. Base Rate Loans or Eurocurrency Loans. Revolving Loans may be
repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

         Section 1.3. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby and commercial letters of credit (each a "Letter of Credit") for the account of Parent in an aggregate undrawn face amount up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender's Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.

         (b) Applications. At any time before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Parent, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or the Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Parent for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an "Application"). Notwithstanding anything contained in any Application to the contrary: (i) the Parent shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in
Section 1.9 hereof, before the occurrence of an Event of Default, the L/C Issuer will not call for the funding by the Parent of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Parent's obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Parent hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the U.S. Base Rate from time to time in effect (computed on the basis of a year of 360 days and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless the Required Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default exists and the Administrative Agent, at the request or with the consent of the Required Lenders, has given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Parent subject to the conditions of Section 7 hereof and the other terms of this Section 1.3.

         (c) The Reimbursement Obligations. Subject to Section 1.3(b) hereof, the obligation of the Parent to reimburse the L/C Issuer for all drawings under a Letter of Credit (a "Reimbursement

Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is to be paid if the Parent has been informed of such drawing by the L/C Issuer on or before 11:30 a.m. (Chicago time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Parent after 11:30 a.m. (Chicago time) on the date when such drawing is to be paid, by the end of such day, in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the Parent (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Parent does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(d) below.

         (d) The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Parent to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.3(c) above, or if the L/C Issuer is required at any time to return to the Parent or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender's Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date 2 Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the U.S. Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.3 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Parent, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any

Commitment of any Lender, and each payment by a Participating Lender under this
Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Parent) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer's gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.3(e) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

         (f) Manner of Requesting a Letter of Credit. The Parent shall provide at least five (5) Business Days' advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Parent and, in the case of an extension or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent's receipt of each such notice and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

         Section 1.4. Applicable Interest Rates. (a) U.S. Base Rate Loans. Each U.S. Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Eurocurrency Loan, both before and after maturity (whether by acceleration or otherwise), default, and judgment, until paid in full at a rate per annum equal to the sum of the Applicable Margin plus the U.S. Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

         "U.S. Base Rate" means for any day the greater of: (i) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the U.S. Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate) and (ii) the sum of (x) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1%.

         (b) Canadian Base Rate Loans. Each Canadian Base Rate Loan made or maintained by a Canadian Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof, both before and after maturity, default and judgment, from the date such Loan is advanced or continued until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Canadian Base Rate from time to time in effect payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

         "Canadian Base Rate" means for any day the greater of: (i) the floating annual rate of interest established by the Canadian Co-Agent from time to time as the reference rate it will use to determine rates of interest on Canadian dollar loans to customers in Canada and designated as its prime rate, as in effect on such day (it being acknowledged and agreed that such rate may not be the Canadian Co-Agent's best or lowest rate); and (ii) the CDOR Rate applicable on such day plus 1.0%.

         "CDOR Rate" means on any day the annual rate of interest which is the rate determined as being the arithmetic average of the quotations of all institutions listed in respect of the "BA 1 Month" Rate for Canadian Dollar denominated bankers' acceptances displayed and identified as such on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 a.m. Toronto, Ontario local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Co-Agent after 10:00 a.m. Toronto, Ontario local time to reflect any error in a posted rate of interest or in the posted average annual rate of interest); and if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the CDOR Rate on that day shall be calculated as the 30 day rate applicable to Canadian Dollar denominated bankers' acceptances quoted by the Canadian Co-Agent as of 10:00 a.m. Toronto, Ontario local time on such day; or if such day is not a Business Day, then as quoted by the Canadian Co-Agent on the immediately preceding Business Day.

         (c) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a U.S. Base Rate Loan (in the case of Loans made in U.S. Dollars to the Parent) or Canadian Base Rate Loan (in the case of Loans made in Canadian Dollars to the Borrowing Subsidiary), both before and after maturity (whether by acceleration or otherwise), default, and judgment, until paid in full at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

         "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:

           Adjusted LIBOR            =                    LIBOR
                                            -----------------------------------
                                            1 - Eurocurrency Reserve Percentage

         "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "LIBOR" means, for any Interest Period, (a) for a Borrowing of Eurocurrency Loans in U.S. Dollars, (i) the LIBOR Index Rate for such Interest Period, if such rate is available, and (ii) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurocurrency market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by the Administrative Agent as part of such Borrowing and (b) for a Borrowing of Eurocurrency Loans in Canadian Dollars, either (i) the rate per annum shown on "LIBOR 02 Page" (or any substitute therefor) of Reuters Monitor Money Rates Service or, if such LIBOR 02 Page is not available, at the rate per annum shown on page 3740 of the Telerate screen (or any successor page) as the composite offered rate for deposits in Canadian Dollars in the interbank eurocurrency market with a period comparable to the Interest Period for such Eurocurrency Loan as at 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period or (ii) if the rate in clause (b)(i) of this definition is not shown for any particular day, the average interest rate per annum (rounded upwards if necessary to the next 1/100th of 1%) offered to the Canadian Co-Agent in the interbank eurocurrency market for Canadian Dollar deposits, for delivery in immediately available funds on the first day of such Interest Period, of amounts comparable to the principal amount of the Eurocurrency Loan to which such rate is to apply with maturities comparable to the Interest Period for which such rate will apply as of approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars or in Canadian Dollars, as applicable to the relevant Credit, for a period equal to such Interest Period, which appears on the appropriate Telerate Page as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period.

         "Telerate Page" means the display designated on the Telerate Service (or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates) for the relevant currency.

         (d) Rate Determinations. The Administrative Agent (directly or through the Canadian Co-Agent) shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. The Original Dollar Amount of each Eurocurrency Loan denominated in Canadian Dollars shall be determined or re-determined, as applicable, effective as of the first day of each Interest Period applicable to such Loan.

         (e) Interest Act (Canada). For purposes of the Interest Act (Canada) and the Term Loans, (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 or 365 days, as the case may be, (y) multiplied by the actual number of days in the relevant year of calculation and (z) divided by 360 or 365, as the case may be,
(ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         Section 1.5. Minimum Borrowing Amounts; Maximum Eurocurrency Loans. Each Borrowing of U.S. Base Rate Loans under a Credit shall be in an amount not less than U.S. $100,000 or such greater amount which is an integral multiple of U.S. $25,000. Each Borrowing of Canadian Base Rate Loans under a Credit shall be in an amount not less than Cdn $100,000 or such greater amount which is an integral multiple of Cdn $25,000. Each Borrowing of Eurocurrency Loans under a Credit shall be in an amount not less than an Original Dollar Amount of $1,000,000 or such greater amount in units of the relevant currency as would have the Original Dollar Amount most closely approximating $100,000 or an integral multiple thereof. Without the Administrative Agent's consent, there shall not be more than four (4) Borrowings of Eurocurrency Loans outstanding under a Credit at any one time.

         Section 1.6. Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Parent, on behalf of the relevant Borrower, shall give notice to the Administrative Agent by no later than 10:00 a.m. (Chicago time): (i) at least 3 Business Days before the date on which the Borrowing Subsidiary requests the Canadian Lenders to advance a Borrowing of Eurocurrency Loans denominated in Canadian Dollars, (ii) at least 3 Business Days before the date on which the Parent requests the relevant Lenders to advance a Borrowing of Eurocurrency Loans denominated in U.S. Dollars, and
(iii) on the date the relevant Borrower requests the relevant Lenders to advance a Borrowing of U.S. Base Rate

Loans or Canadian Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Parent, on behalf of the relevant Borrower, may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to
Section 1.5's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the relevant Borrower may continue part or all of such Borrowing as Eurocurrency Loans or convert part or all of such Borrowing into U.S. Base Rate Loans (in the case of Loans made in U.S. Dollars to the Parent) or Canadian Base Rate Loans (in the case of Loans made in Canadian Dollars to the Borrowing Subsidiary) or (ii) if such Borrowing is of U.S. Base Rate Loans or Canadian Base Rate Loans, on any Business Day, the relevant Borrower may convert all or part of such Borrowing into Eurocurrency Loans in the same currency for an Interest Period or Interest Periods specified by the Parent, on behalf of the relevant Borrower. The Parent, on behalf of the relevant Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars for an additional Interest Period or of the conversion of part or all of a Borrowing of U.S. Base Rate Loans into Eurocurrency Loans denominated in U.S. Dollars must be given by no later than 10:00 a.m. (Chicago time) at least 3 Business Days before the date of the requested continuation or conversion. Notice of the continuation of a Borrowing of Eurocurrency Loans denominated in Canadian Dollars for an additional Interest Period or of the conversion of part or all of a Borrowing of Canadian Base Rate Loans into Eurocurrency Loans denominated in Canadian Dollars must be given by no later than 12:00 noon (Chicago time) at least 3 Business Days before the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the Interest Period applicable thereto. The Borrowers agree that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

         (b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from the Parent received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make Eurocurrency Loans, the Administrative Agent shall give notice to the Parent and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination and, if such Borrowing is denominated in Canadian Dollars, of the Original Dollar Amount thereof.

         (c) Borrower's Failure to Notify; Automatic Continuations and Conversions. Any outstanding Borrowing of U.S. Base Rate Loans or Canadian Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Parent, on behalf of the relevant Borrower, has notified the Administrative Agent within the period required by Section 1.6(a) that the relevant Borrower intends to convert such Borrowing, subject to Section 7.1 hereof, into a Borrowing of Eurocurrency Loans (in the same currency) or such Borrowing is prepaid in accordance with Section 1.9(a). If the Parent fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) or, whether or not such notice has been given, one or more of the conditions set forth in Section 7.1 for the continuation or conversion of a Borrowing of Eurocurrency Loans would not be satisfied, and such Borrowing is not prepaid in accordance with Section 1.9(a), such Borrowing shall automatically be converted into a Borrowing of U.S. Base Rate Loans (in the case of Loans made in U.S. Dollars to the Parent) or Canadian Base Rate Loans (in the case of Loans made in Canadian Dollars to the Borrowing Subsidiary). In the event the Parent fails to give notice pursuant to
Section 1.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 12:00 noon (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Parent shall be deemed to have requested a Borrowing of U.S. Base Rate Loans under the Revolving Credit on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

         (d) Disbursement of Loans. Not later than 12:00 noon (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available (i) in the case of Loans in U.S. Dollars to the Parent, at the principal office of the Administrative Agent in Chicago, Illinois, and (ii) in the case of Loans in Canadian Dollars to the Borrowing Subsidiary, at such office of the Canadian Co-Agent as the Canadian Co-Agent has previously specified in a notice to such Canadian Lender in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrowing Subsidiary for same day value on the date of the Borrowing. The Administrative Agent shall make the proceeds of each new Borrowing denominated in U.S. Dollars available to the Parent at the Administrative Agent's principal office in Chicago, Illinois, by depositing such proceeds to the credit of the Parent's operating account maintained with the Administrative Agent or as the Parent and the Administrative Agent may otherwise agree, and the Canadian Co-Agent shall make the proceeds of each Borrowing advanced in Canadian Dollars available at such office as the Canadian Co-Agent has previously agreed to with the Borrowing Subsidiary, in each case in the type of funds received by the Administrative Agent or the Canadian Co-Agent, as the case may be, from the relevant Lenders.

         (e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of U.S. Base Rate Loans or Canadian Base Rate Loans, by 12:00 noon (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent (or the Canadian Co-Agent, in the case of a Borrowing by the Borrowing Subsidiary) of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent and the Canadian Co-Agent may in reliance upon such assumption (but shall not be required to) make available to the Parent or the Borrowing Subsidiary, as the case may be, the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent or the Canadian Co-Agent, as applicable, such Lender shall, on demand, pay to the Administrative Agent or the Canadian Co-Agent, as applicable, the amount made available to the Parent or the Borrowing Subsidiary, as the case may be, attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Parent or the Borrowing Subsidiary, as the case may be, and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent or the Canadian Co-Agent, as applicable, at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent or the Canadian Co-Agent, as applicable, to the date 2 Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day or, in the case of a Loan denominated in Canadian Dollars, the CDOR Rate for each such day, as determined by the Administrative Agent or the Canadian Co-Agent, as applicable, and (ii) from the date 2 Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the U.S. Base Rate in effect for each such day or, in the case of a Loan denominated in Canadian Dollars, the Canadian Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent or the Canadian Co-Agent, as applicable, immediately upon demand, the Parent or the Borrowing Subsidiary, as the case may be, will, on demand, repay to the Administrative Agent or the Canadian Co-Agent, as applicable, the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.12 hereof so that the Parent will have no liability under such Section with respect to such payment.

         Section 1.7. Interest Periods. As provided in Section 1.6(a) hereof, at the time of each request to advance, continue or create by conversion a Borrowing of Eurocurrency Loans, the Parent, on behalf of the Borrowers, shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued or created by conversion and ending:
(a) in the case of U.S. Base Rate Loans and Canadian Base Rate Loans, on the last day of the calendar quarter (i.e., last day of March, June, September, and December, as applicable) in which such Borrowing is advanced, continued or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), and (b) in the case of a Eurocurrency Loan, 1, 2, 3, 6 or 12 months thereafter; provided, however, that:

                   (i) any Interest Period for a Borrowing of Revolving Loans consisting of U.S. Base Rate Loans that otherwise would end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, and any Interest Period for a Borrowing of Term Loans consisting of Canadian Base Rate

         Loans that otherwise would end after the final maturity date of the Term Loans shall end on the final maturity date of the Term Loans;

                  (ii) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Credit Termination Date, and no Interest Period with respect to any portion of the Term Loans shall extend beyond the final maturity date of the Term Loans;

                 (iii) no Interest Period with respect to any portion of the Term Loans consisting of Eurocurrency Loans shall extend beyond a date on which the Borrowing Subsidiary is required to make a scheduled payment of principal on the Term Loans, unless the sum of (a) the aggregate principal amount of Term Loans that are Canadian Base Rate Loans plus (b) the aggregate principal amount of Term Loans that are Eurocurrency Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on the Term Loans on such payment date;

                  (iv) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

                   (v) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         Section 1.8. Maturity of Loans. (a) Scheduled Payments of Term Loans. The Borrowing Subsidiary shall make principal payments on the Term Loans in installments on the last day of each March, June, September, and December in each year, commencing with the calendar quarter ending March 31, 2005, with the amount of each such principal installment to equal the amount set forth in Column B below shown opposite of the relevant due date as set forth in Column A below:

              COLUMN A                                COLUMN B

                                                 SCHEDULED PRINCIPAL
            PAYMENT DATE                       PAYMENT ON TERM LOANS

              03/31/05                           Cdn $  1,230,000.00
              06/30/05                           Cdn $  1,230,000.00

              COLUMN A                                COLUMN B

                                                 SCHEDULED PRINCIPAL
            PAYMENT DATE                       PAYMENT ON TERM LOANS


              09/30/05                           Cdn $  1,230,000.00
              12/31/05                           Cdn $  1,230,000.00
              03/31/06                           Cdn $  1,537,500.00
              06/30/06                           Cdn $  1,537,500.00
              09/30/06                           Cdn $  1,537,500.00
              12/31/06                           Cdn $  1,537,500.00
              03/31/07                           Cdn $  1,537,500.00
              06/30/07                           Cdn $  1,537,500.00
              09/30/07                           Cdn $  1,537,500.00
              12/31/07                           Cdn $  1,537,500.00
              03/31/08                           Cdn $  1,537,500.00
              06/30/08                           Cdn $  1,537,500.00
              09/30/08                           Cdn $  1,537,500.00
              12/31/08                           Cdn $  1,537,500.00
              03/31/09                           Cdn $  1,537,500.00
              06/30/09                           Cdn $  1,537,500.00
              09/30/09                           Cdn $  1,537,500.00
              10/29/09                           Cdn $ 11,297,500.00
                                                 (or such lesser amount
                                                  then outstanding)

, it being agreed that the final payment of both principal and interest not sooner paid on the Term Loans shall be due and payable on October 29, 2009, the final maturity thereof. Each such principal payment shall be applied to the Lenders holding the Term Loans pro rata based upon their Term Loan Percentages.

         (b) Revolving Loans. Each Revolving Loan, both for principal and interest not sooner paid, shall mature and become due and payable by the Parent on the Revolving Credit Termination Date.

         Section 1.9. Prepayments. (a) Optional. The relevant Borrower may prepay in whole or in part (but, if in part, then: (i) if such Borrowing is of U.S. Base Rate Loans, in an amount not less than U.S. $100,000, (ii) if such Borrowing is of Eurocurrency Loans denominated in U.S. Dollars, in an amount not less than U.S. $1,000,000, (iii) if such Borrowing is of Canadian Base Rate Loans, in an amount not less than Cdn $100,000, and (iv) if such Borrowing is of Eurocurrency Loans denominated in Canadian Dollars, in an amount not less than the U.S. Dollar Equivalent of $1,000,000, and (iv) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 hereof remains outstanding) any Borrowing of (x) Eurocurrency Loans denominated in U.S. Dollars at any time upon 3 Business Days prior notice by the relevant Borrower to the Administrative Agent, (y) Eurocurrency Loans denominated in Canadian Dollars at any time upon 3 Business Days prior notice by the relevant Borrower to the Administrative Agent, or (z) U.S. Base Rate Loans or Canadian Base Rate Loans, notice delivered by the relevant Borrower to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Eurocurrency Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.12 hereof.

         (b) Mandatory. (i) Within 60 days of the date hereof, the Borrowing Subsidiary agrees to prepay the Term Loans by an aggregate amount equal to the difference (if any) between the cash and cash equivalents reflected on the balance sheet of the Boomerang on the date of the Boomerang Acquisition (and after giving effect to all payments in connection with the Boomerang Acquisition) minus the U.S. Dollar Equivalent of $2,000,000 (except that the Borrowing Subsidiary shall not be required to prepay more than the U.S. Dollar Equivalent of $10,000,000 of the Term Loans under this Section).

        (ii) The Parent shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 1.13 hereof, prepay the Revolving Loans and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

       (iii) Unless the Parent otherwise directs, prepayments of Loans under this Section 1.9(b) in U.S. Dollars shall be applied first to Borrowings of U.S. Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurocurrency Loans denominated in U.S. Dollars in the order in which their Interest Periods expire and prepayments of Loans under this Section 1.9(b) in Canadian Dollars shall be applied first to Borrowings of Canadian Base Rate Loans until payments in full thereof with any balance applied to Borrowings of Eurocurrency Loans denominated in Canadian Dollars shall be applied in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.9(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Eurocurrency Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.12 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.

         (c) Any amount of Revolving Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. No amount of the Term Loans paid or prepaid may be reborrowed, and, in the case of any partial prepayment, such prepayment shall be applied to the remaining amortization payments on the relevant Loans in the reverse order of maturity.

        Section 1.10. Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the relevant Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, and letter of credit fees at a rate per annum equal to:

                   (a) for any U.S. Base Rate Loan, the sum of 2.0% plus the Applicable Margin plus the U.S. Base Rate from time to time in effect;

                   (b) for any Canadian Base Rate Loan, the sum of 2.0% plus the Applicable Margin plus the Canadian Base Rate from time to time in effect;

                   (c) for any Eurocurrency Loan denominated in U.S, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for U.S. Base Rate Loans plus the U.S. Base Rate from time to time in effect;

                   (d) for any Eurocurrency Loan denominated in Canadian Dollars, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Canadian Base Rate Loans plus the Canadian Base Rate from time to time in effect;

                   (e) for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.3 with respect to such Reimbursement Obligation; and

                   (f) for any Letter of Credit, the sum of 2.0% plus the letter of credit fee due under Section 2.1 with respect to such Letter of Credit;

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the relevant Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

        Section 1.11. The Notes. (a) The Term Loan made to the Borrowing Subsidiary by a Canadian Lender shall be evidenced by a single promissory note of the Borrowing Subsidiary issued to such Canadian Lender in the form of Exhibit D-1 hereto. Each such promissory note is hereinafter referred to as a "Term Note" and collectively such promissory notes are referred to as the "Term Notes."

         (b) The Revolving Loans made to the Parent by a Lender shall be evidenced by a single promissory note of the Parent issued to such Lender in the form of Exhibit D-2 hereto. Each such promissory note is hereinafter referred to as a "Revolving Note" and collectively such promissory notes are referred to as the "Revolving Notes."

         (c) Each Lender shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan advanced, continued or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurocurrency Loan, the Interest Period, interest rate, and currency applicable thereto. The record thereof, whether shown on such books and records of a Lender or on a schedule to the relevant Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Parent or the Borrowing Subsidiary, as the case may be, to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Lender and upon such Lender tendering to the Parent or the Borrowing Subsidiary, as the case may be, the appropriate Note to be replaced, the Parent or the Borrowing Subsidiary, as the case may be, shall furnish a new Note to such Lender to replace any outstanding Note.

        Section 1.12. Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

                   (a) any payment, prepayment or conversion of a Eurocurrency Loan on a date other than the last day of its Interest Period,

                   (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the relevant Borrower to borrow or continue a Eurocurrency Loan or to convert a U.S. Base Rate Loan or Canadian Base Rate Loan, as the case may be, into a Eurocurrency Loan on the date specified in a notice given pursuant to Section 1.6(a) hereof,

                   (c) any failure by the relevant Borrower to make any payment of principal on any Eurocurrency Loan when due (whether by acceleration or otherwise), or

                   (d) any acceleration of the maturity of a Eurocurrency Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the relevant Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the relevant Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be conclusive if reasonably determined.

        Section 1.13. Commitment Terminations. The Parent shall have the right at any time and from time to time, upon 5 Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments. Any termination of the Commitments pursuant to this Section 1.13 may not be reinstated.

        Section 1.14. Substitution of Lenders. In the event (a) the Parent or the Borrowing Subsidiary receives a claim from any Lender for compensation under
Section 10.3 or 13.1 hereof, (b) the Parent or the Borrowing Subsidiary receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is in default in any material respect with respect to its obligations under the Loan Documents, or (d) a Lender fails to consent to an amendment or waiver requested under Section 13.13 hereof at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause
(a), (b), (c), or (d) above being hereinafter referred to as an "Affected Lender"), the Parent (or, in the case of the Term Loans, the Borrowing Subsidiary) may, in addition to any other rights the Parent or the Borrowing Subsidiary may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to a commercial bank or other financial institution specified by the Parent (or, in the case of the Term Loans, the Borrowing Subsidiary), provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Parent (or, in the case of the Term Loans, the Borrowing Subsidiary) shall have received the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, to such assignment, (iii) the Parent (or, in the case of the Term Loans, the Borrowing Subsidiary) shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.12 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iv) the assignment is entered into in accordance with the other requirements of Section
13.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Parent (or, in the case of the Term Loans, the Borrowing Subsidiary)).

        Section 1.15. Appointment of Parent as Agent for Borrowing Subsidiary. The Borrowing Subsidiary hereby irrevocably appoints the Parent as its agent hereunder to make requests on Borrowing Subsidiary's behalf for Borrowings of the relevant Credit, to select on such Borrowing Subsidiary's behalf the interest rate and Interest Period to be applicable to such Borrowings, and to take any other action contemplated by the Loan Documents with respect to credit extended hereunder to the Borrowing Subsidiary. The Administrative Agent and the Lenders shall be entitled to conclusively presume that any action by the Parent under the Loan Documents is taken on behalf of the Parent and the Borrowing Subsidiary whether or not the Parent so indicates.

SECTION 2. FEES.

         Section 2.1. Fees. (a) Revolving Credit Commitment Fee. The Parent shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

         (b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any standby Letter of Credit pursuant to Section 1.3 hereof, the Parent shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, the Parent shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Parent shall pay to the L/C Issuer for its own account the L/C Issuer's standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.

         (c) Upfront Fees. The Parent shall pay to the Administrative Agent, for the benefit of the Lenders, (i) on the date hereof, an upfront fee of $160,000 (representing 0.50% multiplied by the difference between the sum of the Commitments less $10,000,000) and (ii) within 60 days of the date hereof, a supplemental upfront fee equal to 0.50% multiplied by the difference (if any) between $10,000,000 less the mandatory prepayment of the Term Loans made pursuant to Section 1.9(b)(i) hereof.

SECTION 3. PLACE AND APPLICATION OF PAYMENTS.

         Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrowers under this Agreement and the other Loan Documents, shall be made by the relevant Borrower (a) in the case of payments by the Parent, to the Administrative Agent by no later than 12:00 noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Parent) and (b) in the case of payments by the Borrowing Subsidiary, to the Canadian Co-Agent by no later than 12:00 noon local time at the place of payment to such office as the Canadian Co-Agent has previously specified in a notice to the Borrowing Subsidiary, in each case for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent or the Canadian Co-Agent, as the case may be, on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in Canadian Dollars, in Canadian Dollars in such funds then customary for the settlement of international transactions in such currency, in each case without set-off or counterclaim. The Administrative Agent or the Canadian Co-Agent, as the case may be, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent or the Canadian Co-Agent, as the case may be, causes amounts to be distributed to the Lenders in reliance upon the assumption that the Parent or the Borrowing Subsidiary will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent or the Canadian Co-Agent, as the case may be, the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent or the Canadian Co-Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date 2 Business Days after payment by such Lender is due hereunder,
(x) if such scheduled payment was to be made in U.S. Dollars, the Federal Funds Rate for each such day and (y) if such scheduled payment was to be made in Canadian Dollars, the CDOR Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, (x) if such scheduled payment was to be made in U.S. Dollars, the U.S. Base Rate in effect for each such day and (y) if such scheduled payment was to be made in Canadian Dollars, the Canadian Base Rate in effect for each such day.

         Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.9(b) hereof), all payments and collections received in respect of the Obligations by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

                   (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent and the Canadian Co-Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Parent and the Borrowing Subsidiary have agreed to pay the Administrative Agent and the Canadian Co-Agent under Section 13.15 hereof (such funds to be retained by the Administrative Agent or the Canadian Co-Agent, as the case may be, for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent or the Canadian Co-Agent, as the case may be);

                   (b) second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

                   (c) third, to the payment of principal on the Notes, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

                   (d) finally, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Parent and its Subsidiaries secured by the Loan Documents (including, without limitation, Funds Transfer and Deposit Account Liability) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof.

SECTION 4. GUARANTIES.

         Section 4.1. Guaranties. The payment and performance of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability of the Parent shall at all times be guaranteed by each direct and indirect Domestic Subsidiary of the Parent and the payment and performance of the Term Loans and all Obligations relating thereto and the Hedging Liability and Funds Transfer and Deposit Account Liability of the Borrowing Subsidiary shall at all times be guaranteed by the Parent, each direct and indirect Domestic Subsidiary of the Parent, and each direct and indirect Foreign Subsidiary of the Parent and of the Borrowing Subsidiary organized under the laws of Canada or any province or territory of Canada (each such Person in such a capacity being referred to herein as a "Guarantor" and collectively the "Guarantors") pursuant to Section 12 hereof or pursuant to one or more guaranty agreements in form and substance acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a "Guaranty" and collectively the "Guaranties"); provided that if, and only so long as, a Subsidiary is an Inactive Subsidiary, such Subsidiary shall not be required to be a Guarantor.

         Section 4.2. Further Assurances. In the event the Parent or any Guarantor forms or acquires any other Domestic Subsidiary after the date hereof, except as otherwise provided in Section 4.1 above, the Parent shall promptly upon such formation or acquisition cause such newly formed or acquired Domestic Subsidiary to execute a Guaranty and the Parent shall also deliver to the Administrative Agent, or cause such Domestic Subsidiary to deliver to the Administrative Agent, at the Parent's cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

SECTION 5. DEFINITIONS; INTERPRETATION.

         Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

         "Adjusted LIBOR" is defined in Section 1.4(c) hereof.

         "Administrative Agent" means Harris Trust and Savings Bank and any successor pursuant to Section 11.7 hereof.

         "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 10% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 10% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agreement" means this Multicurrency Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

         "Applicable Margin" means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under
Section 2.1 hereof, until the first Pricing Date, the rates per annum shown opposite Level II below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

                                                 APPLICABLE
                                                  MARGIN FOR
                                               U.S. BASE RATE
                                                  LOANS AND          APPLICABLE
                                                CANADIAN BASE        MARGIN FOR
                                                RATE LOANS AND      EUROCURRENCY          APPLICABLE
                           LEVERAGE RATIO       REIMBURSEMENT        LOANS AND            MARGIN FOR
                          FOR SUCH PRICING    OBLIGATIONS SHALL    LETTER OF CREDIT    COMMITMENT FEE
                LEVEL          DATE                BE:              FEE SHALL BE:          SHALL BE:


                 III     Greater  than 2.0        0.0%               1.75%              0.40%
                         to 1.0

                  II     Less    than   or        0.0%               1.50%              0.30%
                         equal  to  2.0 to
                         1.0,  but greater
                         than or  equal to
                         1.0 to 1.0

                   I     Less  than 1.0 to        0.0%               1.25%              0.25
                         1.0

For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Parent ending on or after December 31, 2004, the date on which the Administrative Agent is in receipt of the Parent's most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Parent has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level III shall apply). If the Parent subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrowers and the Lenders if reasonably determined.

         "Application" is defined in Section 1.3(b) hereof.

         "Authorized Representative" means those persons shown on the list of officers provided by the Parent pursuant to Section 7.2 hereof or on any update of any such list provided by the Parent to the Administrative Agent, or any further or different officers of the Parent so named by any Authorized Representative of the Parent in a written notice to the Administrative Agent.

         "Boomerang" means Boomerang Tracking Inc., a Canadian corporation.

         "Boomerang Acquisition" means the acquisition by the Borrowing Subsidiary of not less than 95% of the outstanding shares of Boomerang's capital stock pursuant to the terms of the Combination Agreement.

         "Borrower" and "Borrowers" each is defined in the introductory paragraph of this Agreement.

         "Borrowing" means the total of Loans of a single type and currency advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of Eurocurrency Loans, for a single Interest Period and in the same currency. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the relevant Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.6 hereof.

         "Borrowing Subsidiary" is defined in the introductory paragraph of this Agreement.

         "Business Day" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurocurrency Loan, on which banks are dealing in U.S. Dollar deposits in the interbank Eurocurrency market in London, England and Nassau, Bahamas and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in Canadian Dollars, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made.

         "Capital Expenditures" means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.

         "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligation" means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

         "Canadian Base Rate" is defined in Section 1.4(b) hereof.

         "Canadian Base Rate Loan" means a Loan bearing interest at a rate specified in Section 1.4(b) hereof.

         "Canadian Co-Agent" means Bank of Montreal, Toronto, Ontario, or any successor appointed by the Administrative Agent.

         "Canadian Dollars" and "Cdn $" each means the lawful currency of Canada.

         "CDOR Rate" is defined in Section 1.4(b) hereof.

         "Change of Control" means any of (a) the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 50% or more of the outstanding capital stock or other equity interests of the Parent on a fully-diluted basis, or (b) the failure of individuals who are members of the board of directors (or similar governing body) of the Parent on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Parent.

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         "Collateral Account" is defined in Section 9.4 hereof.

         "Commitments" means the Revolving Credit Commitments and the Term Loan Commitments.

         "Combination Agreement" means that certain Combination Agreement dated as of August 16, 2004, by and among the Parent, the Borrowing Subsidiary, and the Boomerang, all exhibits, schedules, and attachments thereto, and all instruments and documents to be executed and delivered in connection therewith.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Code.

         "Credit" means any of the Revolving Credit or the Term Credit.

         "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurocurrency Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Domestic Subsidiary" means any Subsidiary which is not a Foreign Subsidiary.

         "EBITDA" means, with reference to any period, Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for such period, and (c) depreciation of fixed assets and amortization of intangible assets for such period; provided that Net Income and the amounts referred to in (a)-(c) above are to be calculated within the first 12 months of this Agreement as if the Boomerang Acquisition had taken place on the first day of such period.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

         "Eurocurrency Loan" means a Loan bearing interest at the rate specified in Section 1.4(c) hereof.

         "Eurocurrency Reserve Percentage" is defined in Section 1.4(b) hereof.

         "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

         "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of U.S. Base Rate appearing in Section 1.4(a) hereof.

         "Fixed Charges" means, with reference to any period, the sum of (a) all payments of principal made or to be made during such period with respect to Indebtedness for Borrowed Money of the Parent and its Subsidiaries, (b) cash Interest Expense for such period, (c) federal, state, and local income taxes paid or required to be paid by the Parent and its Subsidiaries during such period, and (d) cash dividends paid or required to be paid by the Parent during such period.

         "Foreign Subsidiary" means each Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

         "Funds Transfer and Deposit Account Liability" means the liability of any Borrower or any Guarantor owing to any of the Lenders, or any Affiliates of such Lenders, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from deposit accounts of any Borrower and/or any Guarantor now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services afforded to any Borrower or any Guarantor by any of such Lenders or their Affiliates.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Guarantor" and "Guarantors" each is defined in Section 4.1 hereof.

         "Guaranty" and "Guaranties" each is defined in Section 4.1 hereof.

         "Hedging Liability" means the liability of any Borrower or any Guarantor to any of the Lenders, or any Affiliates of such Lenders, in respect of any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as any Borrower or such Guarantor, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates.

         "Inactive Subsidiary" means any Subsidiary who is not actively engaged in any trade or business and has total assets with a market value of not more than $50,000. As of the date of this Agreement, Vehicle Recovery Systems Company is the only Inactive Subsidiary.

         "Indebtedness for Borrowed Money" means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, and
(e) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

         "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Interest Period" is defined in Section 1.7 hereof.

         "L/C Issuer" means the Administrative Agent, or any other Lender requested by the Parent and approved by the Administrative Agent in its sole discretion with respect to any Letter of Credit.

         "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         "L/C Sublimit" means U.S.$2,000,000, as reduced pursuant to the terms hereof.

         "Lenders" means and includes Harris Trust and Savings Bank, Bank of Montreal, and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 13.12 hereof.

         "Lending Office" is defined in Section 10.4 hereof.

         "Letter of Credit" is defined in Section 1.3(a) hereof.

         "Leverage Ratio" means, as of the last day of any fiscal quarter of the Parent, the ratio of Total Funded Debt of the Parent and its Subsidiaries as of the last day of such fiscal quarter to EBITDA of the Parent and its Subsidiaries for the period of four fiscal quarters then ended.

         "LIBOR" is defined in Section 1.4(c) hereof.

         "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

         "Loan" means any Revolving Loan or Term Loan, whether outstanding as a U.S. Base Rate Loan, Canadian Base Rate Loan or Eurocurrency Loan or otherwise, each of which is a "type" of Loan hereunder.

         "Loan Documents" means this Agreement, the Notes, the Applications, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

         "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of the Parent or of the Parent and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Parent or any Subsidiary to perform its material obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Parent or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Income" means, with reference to any period, the net income (or net loss) of the Parent and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, the Parent or another Subsidiary, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which the Parent or any of its Subsidiaries has a equity interest in, except to the extent of the amount of dividends or other distributions actually paid to the Parent or any of its Subsidiaries during such period.

         "Net Worth" means, at any time the same is to be determined, total shareholder's equity (including capital stock, additional paid-in capital, and retained earnings after deducting treasury stock) of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Notes" means and includes the Revolving Notes and the Term Notes.

         "Obligations" means all obligations of the Borrowers to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of any Borrower or any Guarantor arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "Original Dollar Amount" means the amount of any Obligation denominated in U.S. Dollars and, in relation to any Loan denominated in Canadian Dollars, the U.S. Dollar Equivalent of such Loan on the day it is advanced or continued for an Interest Period.

         "Parent" is defined in the introductory paragraph of this Agreement.

         "Participating Interest" is defined in Section 1.3(d) hereof.

         "Participating Lender" is defined in Section 1.3(d) hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "Percentage" means for any Lender its Revolver Percentage or Term Loan Percentage, as applicable; and where the term "Percentage" is applied on an aggregate basis (including, without limitation, Section 11.6 hereof), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage, and Term Loan Percentage, and expressing such components on a single percentage basis.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Property" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

         "Reimbursement Obligation" is defined in Section 1.3(c) hereof.

         "Required Lenders" means, as of the date of determination thereof and on a U.S. Dollar Equivalent basis, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 66-2/3% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Revolving Credit Commitments of the Lenders.

         "Revolver Percentage" means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

         "Revolving Credit" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 1.2 and 1.3 hereof.

         "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued for the account of the Parent hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Parent and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate U.S. $10,000,000 on the date hereof.

         "Revolving Credit Termination Date" means October 29, 2009, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.13, 9.2 or 9.3 hereof.

         "Revolving Loan" is defined in Section 1.2 hereof and, as so defined, includes a U.S. Base Rate Loan or a Eurocurrency Loan, each of which is a "type" of Revolving Loan hereunder.

         "Revolving Note" is defined in Section 1.11 hereof.

         "S&P" means Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

         "Subsidiary" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term "Subsidiary" means a Subsidiary of the Parent or of any of its direct or indirect Subsidiaries.

         "Term Credit" means the credit facility for the Term Loans described in
Section 1.1 hereof.

         "Term Loan" is defined in Section 1.1(a) hereof and, as so defined, includes a Canadian Base Rate Loan or a Eurocurrency Loan, each of which is a "type" of Term Loan hereunder.

         "Term Loan Commitment" means, as to any Lender, the obligation of such Lender to make its Term Loan on the Closing Date in the principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof. The

Borrowing Subsidiary and the Lenders acknowledge and agree that the Term Loan Commitments of the Lenders aggregate Canadian $39,280,000.00 on the date hereof.

         "Term Loan Percentage" means, for each Lender, the percentage of the Term Loan Commitments represented by such Lender's Term Loan Commitment or, if the Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Term Loans then outstanding.

         "Term Note" is defined in Section 1.11 hereof.

         "Total Funded Debt" means, at any time the same is to be determined, the sum (but without duplication) of (a) all Indebtedness for Borrowed Money of the Parent and its Subsidiaries at such time, and (b) all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Parent or any of its Subsidiaries or which the Parent or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Parent or any of its Subsidiaries has otherwise assured a creditor against loss.

         "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Unused Revolving Credit Commitments" means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.

         "U.S. Base Rate" is defined in Section 1.4(a) hereof.

         "U.S. Base Rate Loan" means a Loan bearing interest at a rate specified in Section 1.4(a) hereof.

         "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

         "U.S. Dollar Equivalent" means (a) the amount of any Obligation or Letter of Credit denominated in U.S. Dollars, (b) in relation to any Obligation denominated in Canadian Dollars, the amount of U.S. Dollars which would be realized by converting Canadian Dollars into U.S. Dollars at the exchange rate quoted to the Administrative Agent, at approximately 11:00 a.m. (London time) three Business Days prior to the date on which a computation thereof is required to be made by major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such currency.

         "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

         "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

         "Wholly-owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Parent and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

         Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

         Section 5.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Parent or the Required Lenders may by notice to the Lenders and the Parent, respectively, require that the Lenders and the Parent negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Parent and its Subsidiaries shall be the same as if such change had not been made. No delay by the Parent or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Parent shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

         The Parent represents and warrants to the Administrative Agent and the Lenders as follows (it being understood that, upon the Boomerang Acquisition, each of the following representations and warranties relating to Subsidiaries shall apply to Boomerang and each of its Subsidiaries):

         Section 6.1. Organization and Qualification. The Parent is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Massachusetts, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. The Borrowing Subsidiary is duly organized, validly existing, and in good standing as a corporation under the laws of Canada, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

         Section 6.2. Subsidiaries. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 6.2 hereto (as the same may be deemed amended from time to time pursuant to Section 8.16 hereof) identifies each Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Parent and the other Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Parent or another Subsidiary are owned, beneficially and of record, by the Parent or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

         Section 6.3. Authority and Validity of Obligations. The Parent has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Parent and its Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of the Parent and its Subsidiaries enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Parent or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Parent or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of the Parent or any Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Parent or any Subsidiary or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Parent or any Subsidiary other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

         Section 6.4. Use of Proceeds; Margin Stock. The Borrowing Subsidiary shall use the proceeds of the Term Loans to finance payment of the purchase price of the Boomerang Acquisition and to repay certain outstanding indebtedness of the Boomerang concurrently therewith; and the Parent shall use the proceeds of the Revolving Credit for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither the Parent nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Parent and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

         Section 6.5. Financial Reports. (a) The consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 2003, and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Deloitte & Touche LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Parent and its Subsidiaries as at June 30, 2004, and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the 6 months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present (subject, in the case of the June 30, 2004 financial statements, to year-end audit adjustments) the consolidated financial condition of the Parent and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.

         (b) The consolidated balance sheet of Boomerang and its Subsidiaries as at April 30, 2004, and the related consolidated statements of income, retained earnings and cash flows of Boomerang and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of RSM Richter, independent public accountants, and the unaudited interim consolidated balance sheet of Boomerang and its Subsidiaries as at July 31, 2004, and the related consolidated statements of income, retained earnings and cash flows of Boomerang and its Subsidiaries for the 3 months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present to the best of the Parent's knowledge the consolidated financial condition of Boomerang and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with Canadian generally accepted accounting principles applied on a consistent basis.

         (c) Neither the Parent nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof or as otherwise disclosed in writing by the Borrowers to the Administrative Agent and the Lenders.

         Section 6.6. No Material Adverse Change. Since December 31, 2003, there has been no change in the condition (financial or otherwise) or business prospects of the Parent and its Subsidiaries, taken as a whole, or, to the best of the Parent's knowledge, of Boomerang and its Subsidiaries, taken as a whole, except, in either case, those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

         Section 6.7. Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby, taken as a whole, do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Parent only represents that the same were prepared on the basis of information and estimates the Parent believed to be reasonable on the date hereof.

         Section 6.8. Trademarks, Franchises, and Licenses. The Parent and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.

         Section 6.9. Governmental Authority and Licensing. The Parent and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, provincial, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the Parent, threatened.

        Section 6.10. Good Title. The Parent and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Parent and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business and as otherwise permitted under
Section 8.10 hereof), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof.

        Section 6.11. Litigation and Other Controversies. Except as disclosed in the Parent's letter to the Administrative Agent and the Lenders dated October 29, 2004, there is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of the Parent threatened, against the Parent or any Subsidiary or any of their Property which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        Section 6.12. Taxes. All material tax returns required to be filed by the Parent or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon the Parent or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Parent does not know of any proposed additional tax assessment that is material against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Parent and each Subsidiary have been made for all open years, and for its current fiscal period.

        Section 6.13. Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Parent or any Subsidiary of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.

        Section 6.14. Affiliate Transactions. Neither the Parent nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are materially less favorable to the Parent or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

        Section 6.15. Investment Company; Public Utility Holding Company. Neither the Parent nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 6.16. ERISA. The Parent and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Parent nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

        Section 6.17. Compliance with Laws. The Parent and its Subsidiaries are in compliance with the requirements of all federal, state, provincial, and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Parent nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state, provincial, or local environmental, health, and safety statutes and regulations or is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        Section 6.18. Other Agreements. Neither the Parent nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.

        Section 6.19. Boomerang Acquisition. The Parent has heretofore delivered to the Lenders a true and correct copy of the Combination Agreement and, except to the extent consented to in writing by the Administrative Agent and the Required Lenders, the Combination Agreement has not been amended or modified in any respect and no condition to the effectiveness thereof or the obligations of the Parent or the Borrowing Subsidiary thereunder has been waived. The Parent and the Borrowing Subsidiary and, to the best of the knowledge of the Parent, Boomerang have all necessary right, power, and authority to consummate the transactions contemplated by the Combination Agreement and to perform all of their obligations thereunder. The Combination Agreement has been duly authorized, executed, and delivered by the Parent and the Borrowing Subsidiary and, to the best of the knowledge of the Parent, Boomerang and the Combination Agreement constitutes the valid and binding obligation of the Parent and the Borrowing Subsidiary and, to the best of the knowledge of the Parent, Boomerang, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and the Combination Agreement does not, nor does the observance or performance by the Parent and the Borrowing Subsidiary or, to the best of the knowledge of the Parent, Boomerang of any of the matters and things therein provided for, contravene or constitute a default under (i) any provision of law or any judgment, injunction, order, or decree binding upon such Person that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) any provision of the charter, articles of incorporation, or by-laws of such Person, (iii) any covenant, indenture, or agreement of or affecting such Person or any of its Property that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or result in the creation or imposition of any Lien on any such Person's Property. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency, or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery, or performance by the Parent or the Borrowing Subsidiary or, to the best of the knowledge of the Parent, Boomerang of the Combination Agreement or of any other instrument or document executed and delivered in connection therewith, except for such thereof that will be obtained and be in full force and effect prior to the initial Credit Event hereunder. Neither the Parent nor the Borrowing Subsidiary nor, to the best of the knowledge of the Parent, Boomerang are in default in any of their respective obligations under the Combination Agreement.

        Section 6.20. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 7. CONDITIONS PRECEDENT.

         The obligation of each Lender to advance, continue or convert any Loan (other than the continuation of, or conversion into, a U.S. Base Rate Loan or Canadian Base Rate Loan, as applicable) or of the L/C Issuer to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

         Section 7.1. All Credit Events. At the time of each Credit Event hereunder:

                   (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;

                   (b) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

                   (c) in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 1.6 hereof, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 2.1 hereof; and

                   (d) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent, the L/C Issuer, or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

         Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the relevant Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section.

         Section 7.2. Initial Credit Event. Before or concurrently with the initial Credit Event:

                   (a) the Administrative Agent shall have received for each Lender this Agreement duly executed by the Parent, the Borrowing Subsidiary, the initial Guarantors, and the Lenders;

                   (b) the Administrative Agent shall have received for each Lender such Lender's duly executed Revolving Notes of the Parent and, in the case of the Term B Notes, the Borrowing Subsidiary dated the date hereof and otherwise in compliance with the provisions of Section
         1.11 hereof;

                   (c) the Administrative Agent shall have received for each Lender copies of the articles of incorporation and bylaws of the Parent, the Borrowing Subsidiary, and the initial Guarantors (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

                   (d) the Administrative Agent shall have received for each Lender copies of resolutions of the Board of Directors of the Parent, the Borrowing Subsidiary, and the initial Guarantors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on its behalf, all certified in each instance by its Secretary or Assistant Secretary;

                   (e) the Administrative Agent shall have received for each Lender copies of the certificates of good standing for the Parent, certificates of compliance for the Borrowing Subsidiary, and the substantive equivalent certificates for the initial Guarantors (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;

                   (f) the Administrative Agent shall have received for each Lender a list of the Parent's Authorized Representatives;

                   (g) the Administrative Agent shall have received for itself and for the Lenders the initial fees called for by Section 2.1 hereof;

                   (h) the capital and organizational structure of the Parent and its Subsidiaries shall be satisfactory to the Administrative Agent and the Lenders, including, without limitation, evidence that the Parent's Net Worth as of the Closing Date, after giving effect to the initial advances under the Credits, is not less than $29,188,000;

                   (i) the Administrative Agent shall have received financing statement, tax, and judgment lien search results against the Property of the Parent, the Borrowing Subsidiary, and the initial Guarantors and of Boomerang and its Subsidiaries (if any) evidencing the absence of Liens on its Property except as permitted by Section 8.8 hereof;

                   (j) the Administrative Agent shall have received a copy of the executed Combination Agreement which shall in form and substance reasonably acceptable to the Administrative Agent;

                  (k) other than the funding of the Term Loans, all conditions to the Borrowing Subsidiary acquiring not less than 95% of the capital stock of Boomerang pursuant to the Combination Agreement shall have been satisfied and the Administrative Agent shall have received such evidence thereof as it shall reasonably request;

                   (l) the Administrative Agent shall have received for each Lender the favorable written opinion of counsel to the Parent and each Subsidiary, in form and substance satisfactory to the Administrative Agent; and

                   (m) the Administrative Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

SECTION 8. COVENANTS.

         The Parent agrees that, so long as any credit is available to or in use by the Parent or the Borrowing Subsidiary hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of
Section 13.13 hereof:

         Section 8.1. Maintenance of Business. The Parent shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c) hereof. The Parent shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

         Section 8.2. Maintenance of Properties. The Parent shall, and shall cause each Subsidiary to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.

         Section 8.3. Taxes and Assessments. The Parent shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all material taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

         Section 8.4. Insurance. The Parent shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Parent shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including, without limitation, employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Parent shall, upon the request of the Administrative Agent, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

         Section 8.5. Financial Reports. The Parent shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Parent and each Subsidiary as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent and the Lenders:

                   (a) as soon as available, and in any event within 45 days after the last day of each of the first three fiscal quarters of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Parent in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Parent acceptable to the Administrative Agent;

                   (b) as soon as available, and in any event within 90 days after the last day of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an unqualified opinion of Deloitte & Touche LLP or another firm of independent public accountants of recognized national standing, selected by the Parent (and reasonably satisfactory to the Administrative Agent and the Required Lenders acting in good faith and in a commercially reasonable manner), to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Parent and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                   (c) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Parent's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

                   (d) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Parent or any Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by the Parent or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

                   (e) as soon as available, and in any event prior to January 31st of each fiscal year of the Parent, a copy of the Parent's consolidated operating budget for the then current fiscal year, such operating budget to show the Parent's projected consolidated revenues, expenses and balance sheet on a quarter-by-quarter basis, such operating budget to be in reasonable detail prepared by the Parent and in form reasonably satisfactory to the Administrative Agent and the Required Lenders (which shall include a summary of all assumptions made in preparing such business plan);

                   (f) notice of any Change of Control;

                   (g) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Parent, written notice of
         (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against the Parent or any Subsidiary or any of their Property which could reasonably be expected to have a Material Adverse Effect or (ii) the occurrence of any Default or Event of Default hereunder; and

                   (h) with each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) above, a written certificate in the form attached hereto as Exhibit F signed by the chief financial officer of the Parent or another officer of the Parent acceptable to the Administrative Agent to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Parent or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.22 hereof.

         Section 8.6. Inspection. The Parent shall, and shall cause each Subsidiary to, permit the Administrative Agent, each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Parent hereby authorizes such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Parent and its Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender may designate and with reasonable prior notice to the Parent.

         Section 8.7. Borrowings and Guaranties. The Parent shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

                   (a) the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability of the Parent and its Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates);

                   (b) purchase money indebtedness and Capitalized Lease Obligations of the Parent and its Subsidiaries in an amount not to exceed the U.S. Dollar Equivalent of $1,000,000 in the aggregate at any one time outstanding;

                   (c) obligations arising out of interest rate, foreign currency, and commodity hedging agreements entered into with financial institutions in the ordinary course of business;

                   (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

                   (e) intercompany advances from time to time owing by any Guarantor to the Parent or another Guarantor or by the Parent to a Guarantor in the ordinary course of business;

                   (f) intercompany advances from time to time owing by any Foreign Subsidiary to the Parent or any Guarantor to the extent permitted by Section 8.9(j) hereof;

                   (g) indebtedness of the Parent and its Subsidiaries disclosed on Schedule 8.7/8.8 hereof; and

                   (h) unsecured indebtedness of the Parent and its Subsidiaries not otherwise permitted by this Section in an amount not to exceed the U.S. Dollar Equivalent of $5,000,000 in the aggregate at any one time outstanding.

         Section 8.8. Liens. The Parent shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

                   (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the Parent or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor or which do not exceed the U.S. Dollar Equivalent of $100,000 in the aggregate at any one time outstanding;

                   (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest or which do not exceed the U.S. Dollar Equivalent of $100,000 in the aggregate at any one time outstanding;

                   (c) judgment liens and judicial attachment liens not constituting an Event of Default under Section 9.1(g) hereof and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of the Parent and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of the U.S. Dollar Equivalent of $1,500,000 at any one time outstanding;

                   (d) Liens on equipment of the Parent or any Subsidiary created solely for the purpose of securing indebtedness permitted by
         Section 8.7(b) hereof, representing or incurred to finance the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of the Parent or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

                   (e) any interest or title of a lessor under any operating lease;

                   (f) Liens, if any, described on Schedule 8.7/8.8 hereof; and

                   (g) easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Parent or any Subsidiary.

         Section 8.9. Investments, Acquisitions, Loans and Advances. The Parent shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business), any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:

                   (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within 18-months of the date of acquisition thereof;

                   (b) investments in commercial paper rated at least P-1 by Moody's and at least A-1 by S&P maturing within 18-months of the date of acquisition thereof;

                   (c) investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of 18-months or less;

                   (d) investments in repurchase obligations with a term of not more than 7 days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

                   (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;

                   (f) investments existing on the date of this Agreement in Subsidiaries, including investments in the Borrowing Subsidiary and Boomerang after giving effect to the Borrowing Acquisition;

                   (g) investments from time to time in Guarantors hereunder;

                   (h) intercompany advances made from time to time by the Parent or a Guarantor to another Guarantor or by a Guarantor to the Parent in the ordinary course of business;

                   (i) the Parent's initial investment in LoJack Ireland/Bermuda and LoJack Ireland necessary to establish the Vehicle Recovery System Foreign Subsidiary Distribution Arrangement;

                   (j) investments in, and loans or advances to, Subsidiaries who are not Guarantors hereunder (determined exclusive of the initial investment made in acquiring Boomerang on or about the Closing Date and the investment permitted in Section 8.9(i) above) not to exceed the U.S. Dollar Equivalent of $10,000,000 at any one time outstanding; and

                   (k) other investments, loans, and advances in addition to those otherwise permitted by this Section in an amount not to exceed the U.S. Dollar Equivalent of $1,500,000 in the aggregate at any one time outstanding.

In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid. For the purpose of subsection (j) above, the aggregate amount of outstanding investments in Subsidiaries that are not Guarantors shall be determined net of 30% of the amounts actually received by the Parent or any Guarantor as a return of such investment and royalty payments actually paid by LoJack Ireland/Bermuda to the Parent or a Guarantor as contemplated by Section 8.10(f) hereof.

        Section 8.10. Mergers, Consolidations and Sales. The Parent shall not, nor shall it permit any Subsidiary to, be a party to any amalgamation, merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

                   (a) the sale or lease of inventory in the ordinary course of business;

                   (b) the sale, transfer, lease or other disposition of Property of (i) the Parent and the Guarantors to one another and (ii) any Foreign Subsidiary to another Foreign Subsidiary in the ordinary course of business;

                   (c) the merger or amalgamation of any Subsidiary with and into the Parent or any other Subsidiary, provided that, (i) in the case of any merger or amalgamation involving a Borrower, such Borrower is the surviving corporation and (ii) in the case of any merger or amalgamation involving the Parent, the Parent is the surviving corporation;

                   (d) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

                   (e) the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the Parent or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business;

                   (f) the assignment or license by the Parent and/or its Domestic Subsidiaries of non-U.S. rights to the LoJack Stolen Vehicle Recovery System and related intellectual property to a non-resident Irish Subsidiary of the Parent ("LoJack Ireland/Bermuda") in consideration of LoJack Ireland/Bermuda's agreement to make fair market (in the good faith opinion of the Parent) royalty payments, and the further sublicense of such intellectual property by LoJack Ireland/Bermuda to an Irish Subsidiary thereof ("LoJack Ireland"), and in connection therewith, the assignment of existing distribution agreements with non-U.S. distributors (collectively, the "Vehicle Recovery System Foreign Subsidiary Distribution Arrangement"); and

                   (g) the sale, transfer, lease or other disposition of Property of the Parent or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Parent and its Subsidiaries not more than the U.S. Dollar Equivalent of $1,500,000 during any fiscal year of the Parent.

        Section 8.11. Dividends and Certain Other Restricted Payments. The Parent shall not, nor shall it permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends payable in the Parent's capital stock) or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same; provided, however, that the foregoing shall not operate to prevent (i) the making of dividends or distributions by any Subsidiary to the Parent or (ii) the exchange of shares of Exchangeco for shares of the Parent pursuant to the terms of the Combination Agreement.

        Section 8.12. ERISA. The Parent shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. The Parent shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor,
(c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the Parent or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Parent or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

        Section 8.13. Compliance with Laws. The Parent shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state, provincial, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

        Section 8.14. Burdensome Contracts With Affiliates. Except for the transaction permitted under Section 8.10(f), the Parent shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are materially less favorable to the Parent or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

        Section 8.15. No Changes in Fiscal Year. The fiscal year of the Parent ends on December 31st of each year; and the Parent shall not change its fiscal year from its present basis without the prior written consent of the Required Lenders.

        Section 8.16. Formation of Subsidiaries. Promptly upon the formation or acquisition of any Subsidiary, the Parent shall provide the Administrative Agent and the Lenders notice thereof (at which time Schedule 6.2 shall be deemed amended to include reference to such Subsidiary) and timely comply with the requirements of Section 4 hereof to the extent applicable.

        Section 8.17. Change in the Nature of Business. The Parent shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Parent and its Subsidiaries, taken as a whole, would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

        Section 8.18. Use of Proceeds. The Parent and the Borrowing Subsidiary shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

        Section 8.19. No Restrictions. Except as provided herein, the Parent shall not, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Parent or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary's capital stock or other equity interests owned by the Parent or any other Subsidiary, (b) pay any indebtedness owed to the Parent or any other Subsidiary, (c) make loans or advances to the Parent or any other Subsidiary,
(d) transfer any of its Property to the Parent or any other Subsidiary or (e) guarantee the Obligations as required by the Loan Documents.

        Section 8.20. Combination Agreement. Neither the Parent nor the Borrowing Subsidiary shall permit the Combination Agreement, or any of the other instruments or documents to be executed and delivered pursuant to the terms thereof, to be amended or modified in any material respect, or permit any material condition set forth therein to be waived, without the written consent of the Required Lenders; and the Parent and the Borrowing Subsidiary shall promptly furnish to the Administrative Agent and the Lenders true and correct copies of each proposed amendment or modification or waiver thereto.

        Section 8.21. Insolvency Applications. The Borrowing Subsidiary, for itself and each of its Subsidiaries (if any), acknowledges that their business and financial relationships with the Lenders are unique, and that the Lenders do not have a common interest with any other of their creditors. The Borrowing Subsidiary, for itself and each of its Subsidiaries (if any), agrees that if any of them files any plan of arrangement under the Companies' Creditors Arrangement Act or makes any proposal under the Bankruptcy and Insolvency Act, the Lenders will be placed in their own class for voting and distribution purposes, and that none of them will permit, directly or indirectly, the Lenders to be classified with any other creditor for any purpose of such plan or proposal or otherwise.

        Section 8.22. Financial Covenants. (a) Leverage Ratio. As of the last day of each fiscal quarter of the Parent, the Parent shall not permit the Leverage Ratio as of such date to be greater than the following:

                                                           LEVERAGE RATIO SHALL
FROM AND INCLUDING                TO AND INCLUDING         NOT BE GREATER THAN:

  the date hereof                      12/31/06                    2.75 to 1

      01/01/07                         12/31/07                    2.25 to 1

      01/01/08                and at all times thereafter          2.00 to 1

         (b) Net Worth. The Parent shall, at all times, maintain Net Worth of not less than the sum of (a) $29,188,000, plus (b) 50% of Net Income for each fiscal quarter of the Parent ending after the date hereof (commencing with the fiscal quarter ending December 31, 2004) for which such Net Income is a positive amount (i.e., there shall be no reduction to the amount of Net Worth required to be maintained hereunder for any fiscal year in which Net Income is less than zero).

         (c) Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Parent, the Parent shall maintain a ratio of (a) EBITDA for the four fiscal quarters of the Parent then ended to (b) Fixed Charges for the same four fiscal quarters then ended of not less than 1.25 to 1.0.

         (d) Capital Expenditures. The Parent shall not, nor shall it permit any of its Subsidiaries to, incur Capital Expenditures in an amount in excess of the U.S. Dollar Equivalent of $7,500,000 in the aggregate during any fiscal year.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

         Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

                   (a) default in the payment when due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation or default for a period of 5 Business Days in the payment when due of any interest, fee, or other Obligation payable hereunder or under any other Loan Document;

                   (b) (i) default in the observance or performance of any covenant set forth in Sections 8.1, 8.5(g), 8.5(h), 8.5(i), 8.7, 8.8,
         8.9, 8.10, 8.11, or 8.22 hereof; or (ii) default in the observance or performance of any covenant set forth in Section 8.5 (other than those covered by Section 9.1(b)(i) above) which is not remedied within 5 Business Days after the earlier of the date on which such failure shall first become known to any officer of the Parent or written notice thereof is given to the Parent by the Administrative Agent;

                   (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Parent or (ii) written notice thereof is given to the Parent by the Administrative Agent;

                   (d) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

                   (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or the Parent, the Borrowing Subsidiary, or any of their Subsidiaries takes any action for the purpose of repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

                   (f) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by the Parent, the Borrowing Subsidiary, or any of their Subsidiaries aggregating in excess of the U.S. Dollar Equivalent of $1,500,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

                   (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Parent, the Borrowing Subsidiary, or any of their Subsidiaries, or against any of their Property, in an aggregate amount in excess of the U.S. Dollar Equivalent of $1,500,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

                   (h) the Parent, the Borrowing Subsidiary, or any of their Subsidiaries, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of the U.S. Dollar Equivalent of $1,500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of the U.S. Dollar Equivalent of $1,500,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Parent, the Borrowing Subsidiary, or any of their Subsidiaries, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Parent, the Borrowing Subsidiary, or any of their Subsidiaries, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

                   (i) any Change of Control shall occur;

                   (j) the Parent, the Borrowing Subsidiary, or any of their Subsidiaries shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), or any other legislation respect of bankruptcy, insolvency, or the relief of debtors (all as amended), (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due,
         (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, interim receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding (including, without limitation, any assignment, proposal, or notice of intention to make a proposal) seeking relief under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), or any other legislation respect of bankruptcy, insolvency, or the relief of debtors (all as amended), to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying (or shall admit) the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through
         (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k) hereof; or

                   (k) a custodian, monitor, receiver, receiver and manager, interim receiver, trustee, examiner, liquidator or similar official (a "Receiver") shall be appointed for the Parent, the Borrowing Subsidiary, or any of their Subsidiaries, or any substantial part of any of their Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against the Parent, the Borrowing Subsidiary, or any of their Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days or if, within such period, a Receiver or creditor shall take possession of any Property of the Parent, the Borrowing Subsidiary, or any of their Subsidiaries.

         Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (j) or (k) of Section 9.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the
Parent: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Parent immediately pay to the Administrative Agent the full amount then available for drawing under each or any Letter of Credit, and the Parent agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Parent to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Parent to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Parent pursuant to
Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

         Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Parent shall immediately pay to the Administrative Agent the full amount then available for drawing under all outstanding Letters of Credit, the Parent acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Parent to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Parent to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

         Section 9.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 9.2 or 9.3 above, the Parent shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

         (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Administrative Agent, and to the payment of the unpaid balance of all other Obligations (and to all Hedging Liability and Funds Transfer and Deposit Account

Liability). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Parent, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Parent to the L/C Issuer, the Administrative Agent or the Lenders; provided, however, that if the Parent shall have made payment of all obligations referred to in subsection (a) above required under Section 9.2 or 9.3 hereof, so long as no Letters of Credit, Commitments, Loans or other Obligations, Hedging Liability, or Funds Transfer and Deposit Account Liability remain outstanding, at the request of the Parent the Administrative Agent shall release to the Parent any remaining amounts held in the Collateral Account.

         Section 9.5. Notice of Default. The Administrative Agent shall give notice to the Parent under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

         Section 9.6. Expenses. The Parent agrees (and, in the case of matters relating to the Term B Loans, the Borrowing Subsidiary also agrees) to pay to the Administrative Agent and each Lender, and any other holder of any Note outstanding hereunder, all costs and expenses reasonably incurred or paid by the Administrative Agent and such Lender or any such holder, including reasonable legal fees and expenses (on a solicitor and client basis in Canada) and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), or any other legislation in respect of bankruptcy, insolvency, or relief of debtors involving the Parent, the Borrowing Subsidiary, or any of their Subsidiaries as a debtor thereunder).

SECTION 10. CHANGE IN CIRCUMSTANCES.

        Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Eurocurrency Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Parent and such Lender's obligations to make or maintain Eurocurrency Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurocurrency Loans. The Parent (and, in the case of the Term B Loans, the Borrowing Subsidiary) shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Parent or the Borrowing Subsidiary, as applicable, may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Lender by means of U.S. Base Rate Loans (in the case of Loans made in U.S. Dollars) or Canadian Base

Rate Loans (in the case of Loans made in Canadian Dollars) from such Lender, which U.S. Base Rate Loans and Canadian Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

        Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

                   (a) the Administrative Agent determines that deposits in U.S. Dollars or Canadian Dollars (in the applicable amounts) are not being offered to it in the interbank eurocurrency market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

                   (b) the Required Lenders advise the Administrative Agent that
         (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurocurrency Loans for such Interest Period or (ii) that the making or funding of Eurocurrency Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Parent and the Lenders, whereupon until the Administrative Agent notifies the Parent that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurocurrency Loans shall be suspended.

        Section 10.3. Increased Cost and Reduced Return. (a) If, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case becoming effective after the date hereof:

                   (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurocurrency Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurocurrency Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its Eurocurrency Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make Eurocurrency Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurocurrency Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurocurrency Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Parent (and, in the case any such matter relates to the Term B Loans, the Borrowing Subsidiary) shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

         (b) If, any Lender or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case becoming effective after the date hereof, has had the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Parent (and, in the case any such matter relates to the Term B Loans, the Borrowing Subsidiary) shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) A certificate of a Lender claiming compensation under this Section
10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        Section 10.4. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Parent and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurocurrency Loans to reduce any liability of the Parent (and, in the case any such matter relates to the Term B Loans, the Borrowing Subsidiary) to such Lender under Section 10.3 hereof or to avoid the unavailability of Eurocurrency Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

        Section 10.5. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurocurrency Loans shall be made as if each Lender had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the interbank eurocurrency market having a maturity corresponding to such Loan's Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 11. THE ADMINISTRATIVE AGENT.

        Section 11.1. Appointment and Authorization of Administrative Agent. Each Lender hereby appoints Harris Trust and Savings Bank as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Parent or the Borrowing Subsidiary or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

        Section 11.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Parent, the Borrowing Subsidiary, or any of their Affiliates as if it were not the Administrative Agent under the Loan Documents. The term "Lender" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in Section 1 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

        Section 11.3. Action by Administrative Agent. If the Administrative Agent receives from the Parent a written notice of an Event of Default pursuant to Section 8.5 hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and 9.5. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Parent. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

        Section 11.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        Section 11.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event;
(ii) the performance or observance of any of the covenants or agreements of the Parent, the Borrowing Subsidiary, or any of their Subsidiaries contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Parent, the Borrowing Subsidiary, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Parent and the Borrowing Subsidiary in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Parent, the Borrowing Subsidiary, and their Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.

        Section 11.6. Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Parent or the Borrowing Subsidiary and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

        Section 11.7. Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Parent. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and the Parent and the Borrowing Subsidiary shall be directed to make all payments due each Lender hereunder directly to such Lender.

        Section 11.8. Canadian Co-Agent and L/C Issuer. The Canadian Co-Agent shall act on behalf of the Administrative Agent and the Lenders with respect to the Term B Loans as provided in this Agreement and the L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The Canadian Co-Agent and L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the Canadian Co-Agent in connection with the Term B Loans and the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 11, included the Canadian Co-Agent and L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such Canadian Co-Agent and L/C Issuer.

        Section 11.9. Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements. By virtue of a Lender's execution of this Agreement or an assignment agreement pursuant to Section 13.12 hereof, as the case may be, any Affiliate of such Lender with whom the Parent, the Borrowing Subsidiary, or any Guarantor has entered into an agreement creating Hedging Liability or Funds Transfer and Deposit Account Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Guaranties as more fully set forth in Section 3.1 hereof. In connection with any such distribution of payments and collections, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer and Deposit Account Liability unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution.

       Section 11.10. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as "syndication agents," "documentation agents," "arrangers," or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

SECTION 12. THE GUARANTEES.

        Section 12.1. The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, (a) the Parent and each Domestic Subsidiary party hereto (including any Domestic Subsidiary formed or acquired after the Closing Date executing an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowers under the Loan Documents and the due and punctual payment of all Hedging Liability and Funds Transfer and Deposit Account Liability, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including interest which, but for the filing of a petition in bankruptcy, would otherwise accrue on any such indebtedness, obligation, or liability) and (b) the Parent and each Domestic Subsidiary and Foreign Subsidiary party hereto (including any Subsidiary formed or acquired after the Closing Date executing an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability of the Borrowing Subsidiary, including, but not limited to, the due and punctual payment of principal of and interest on the Term Notes, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowing Subsidiary under the Loan Documents and the due and punctual payment of all Hedging Liability and Funds Transfer and Deposit Account Liability of the Borrowing Subsidiary, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including interest which, but for the filing of a petition in bankruptcy, would otherwise accrue on any such indebtedness, obligation, or liability). In case of failure by the Parent or other obligor punctually to pay any Obligations, Hedging Liability, or Funds Transfer and Deposit Account Liability guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Parent or such obligor. In case of failure by the Borrowing Subsidiary punctually to pay any Obligations, Hedging Liability, or Funds Transfer and Deposit Account Liability guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrowing Subsidiary. As used herein, the term "Guarantor" means each such person in its capacity as a guarantor of the obligations of another and not, in the case of any Borrower, as the primary obligor of its own obligations.

        Section 12.2. Guarantee Unconditional. The obligations of each Guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

                   (a) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the relevant Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

                   (b) any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability;

                   (c) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the relevant Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the relevant Borrower or other obligor or of any other guarantor contained in any Loan Document;

                   (d) the existence of any claim, set-off, or other rights which the relevant Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;

                   (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the relevant Borrower or other obligor, any other guarantor, or any other Person or Property;

                   (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the relevant Borrower or other obligor, regardless of what obligations of the relevant Borrower or other obligor remain unpaid;

                   (g) any invalidity or unenforceability relating to or against the relevant Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability or any provision of applicable law or regulation purporting to prohibit the payment by the relevant Borrower or other obligor or any other guarantor of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability; or

                   (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 12.

        Section 12.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 12 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Notes and all other amounts payable by the relevant Borrower and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Funds Transfer and Deposit Account Liability shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by the relevant Borrower or other obligor or any Guarantor under the Loan Documents or any agreement relating to Hedging

Liability or Funds Transfer and Deposit Account Liability is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the relevant Borrower or other obligor or of any guarantor, or otherwise, each Guarantor's obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

        Section 12.4. Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability and all other amounts payable by the Borrowers hereunder and the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, whether matured or unmatured, in accordance with the terms of this Agreement.

        Section 12.5. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against any Borrower or other obligor, another guarantor, or any other Person.

        Section 12.6. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Section 12 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

        Section 12.7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the relevant Borrower or other obligor under this Agreement or any other Loan Document, or under any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability, is stayed upon the insolvency, bankruptcy or reorganization of the relevant Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

        Section 12.8. Benefit to Guarantors. The Borrowers and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrowers has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

        Section 12.9. Guarantor Covenants. Each Guarantor shall take such action as the relevant Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the relevant Borrower is required by this Agreement to prohibit such Guarantor from taking.

SECTION 13. MISCELLANEOUS.

        Section 13.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 13.1(b) hereof, each payment by the relevant Borrower and the Guarantors under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the relevant Borrower or such Guarantor is domiciled, any jurisdiction from which the relevant Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the relevant Borrower or such Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender, the Administrative Agent, and the Canadian Co-Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender, the Administrative Agent or the Canadian Co-Agent (as the case may be) would have received had such withholding not been made; provided, that neither the Borrowing Subsidiary, the Parent nor any Guarantor shall be required to pay any additional amount in respect of withholding taxes to the Canadian Co-Agent, any Canadian Lender or any holder of a Term Note if such withholding taxes arise as a result of the failure of the Canadian Co-Agent, such Canadian Lender or such holder to be a Person resident in Canada for purposes of the Income Tax Act (Canada). If the Administrative Agent or the Canadian Co-Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the relevant Borrower or such Guarantor shall reimburse the Administrative Agent, the Canadian Co-Agent, or such Lender for that payment on demand in the currency in which such payment was made, subject to the proviso in the preceding sentence. If the relevant Borrower or such Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender, the Administrative Agent or the Canadian Co-Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

         (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of
(i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the

Code with respect to payments of "portfolio interest", a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender shall submit to the Borrowers and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrowers in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations. Upon the request of the Borrowers or the Administrative Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Administrative Agent a certificate to the effect that it is such a United States person.

         (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrowers or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 13.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrowers and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

         (d) Treatment of Certain Refunds. If the Administrative Agent, the Canadian Co-Agent, a Lender, or the L/C Issuer determines, in its sole discretion, that it has received a refund of any taxes described in this Section
12.1 above as to which it has been indemnified by a Borrower or a Guarantor or with respect to which a Borrower or a Guarantor has paid additional amounts pursuant to this Section, it shall pay to such Borrower or such Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower or such Guarantor under this Section with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the Canadian Co-Agent, such Lender, or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that the relevant Borrower or Guarantor, upon the request of the Administrative Agent, the Canadian Co-Agent, such Lender, or the L/C Issuer, agrees to repay the amount paid over to such Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Administrative Agent, the Canadian Co-Agent, such Lender, or the L/C Issuer in the event the Administrative Agent, the Canadian Co-Agent, such Lender, or the L/C Issuer is required to repay such refund to such governmental authority. This paragraph shall not be construed to require the Administrative Agent, the Canadian Co-Agent, and Lender, or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to a Borrower or a Guarantor or any other Person.

        Section 13.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

        Section 13.3. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

        Section 13.4. Documentary Taxes. The Parent agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

        Section 13.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

        Section 13.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.12, 10.3, and 13.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

        Section 13.7. Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase (in the case of a purchase from an affiliate of such Lender, to the extent permitted by applicable law) for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

        Section 13.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrowers given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Lenders and the Administrative Agent shall be addressed to their respective addresses or telecopier numbers set forth on the signature pages hereof, and to the Borrowers or any Guarantor to:

                           c/o LoJack Corporation
                           200 Lowder Brook Drive, Suite 1000
                           Westwood, Massachusetts  02090
                           Attention:  Keith Farris, CFP
                           Telephone:  (781) 251-4700
                           Telecopy:   (781) 251-4655

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or on the signature pages hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

        Section 13.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

       Section 13.10. Successors and Assigns. This Agreement shall be binding upon the Borrowers and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrowers and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders.

      Section 13.11. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further

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that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.12 and Section 10.3 hereof. The Borrowers authorize each Lender to disclose to any participant or prospective participant under this Section any financial or other information pertaining to the Borrowers or any Subsidiary.

       Section 13.12. Assignments. (a) Each Lender shall have the right at any time, with the prior consent of the Administrative Agent (and the L/C Issuers, if other than the Administrative Agent) and, so long as no Event of Default then exists, the Parent (which consent of the Parent shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes then held by such assigning Lender, together with an equivalent percentage of its obligation to make Loans and participate in Letters of Credit) to one or more commercial banks or other financial institutions or investors, provided that, unless otherwise agreed to by the Administrative Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Lender's rights and obligations under the Loan Documents and provided further that, in the case of an assignment of the Term Loans or Term Notes, the assignee lender must be a resident of Canada for the purpose of The Income Tax Act (Canada) or an "authorized foreign bank" that represents to the Borrowing Subsidiary prior to the assignment that all amounts paid or credited to or by the assignee lender are in respect of its Canadian banking business; provided, however, that in order to make any such assignment (i) unless the assigning Lender is assigning all of its Commitments, outstanding Loans and interests in L/C Obligations, the assigning Lender shall retain at least $5,000,000 in unused Commitments, outstanding Loans and interests in Letters of Credit, (ii) the assignee Lender shall have Commitments, outstanding Loans and interests in Letters of Credit of at least $5,000,000, (iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit G or in such other form acceptable to the Administrative Agent) executed by such assigning Lender, such assignee Lender or Lenders, the Administrative Agent (and the L/C Issuers, if other than the Administrative Agent) and, if required as provided above, the Parent, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee Lender and the portion of the Commitments of the assigning Lender to be assumed by the assignee Lender,
(iv) the assigning Lender shall pay to the Administrative Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Administrative Agent in connection with any such assignment agreement. Any such assignee shall become a Lender for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Lender shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment, and (v) so long as no Event of Default then exists, any assignment of the Obligations of the Borrowing Subsidiary shall be to another commercial bank or financial institution or investor located in Canada, or to a Canadian branch of any such Person. The address for notices to such assignee Lender shall be as specified in the assignment agreement executed by it. Promptly upon the effectiveness of any such assignment agreement, the relevant Borrower shall execute and deliver replacement Notes to the assignee Lender and the assigning Lender in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (all such Notes to constitute "Notes" for all purposes of the Loan Documents), and the assignee Lender shall thereafter surrender to relevant Borrower its old Notes. The Borrowers authorize each Lender to disclose to any purchaser or prospective purchaser of an interest in the Loans and interest in Letters of Credit owed to it or its Commitments under this Section any financial or other information pertaining to the Parent or any Subsidiary.

         (b) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

       Section 13.13. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent, the Canadian Co-Agent, or the L/C Issuer are affected thereby, the Administrative Agent, the Canadian Co-Agent, or such L/C Issuer, as applicable; provided that:

                   (i) no amendment or waiver pursuant to this Section 13.13 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder;

                  (ii) no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Lender, change the definitions of Revolving Credit Termination Date or Required Lenders, change the provisions of this Section 13.13, release any material guarantor or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and

                 (iii) no amendment to Section 12 hereof shall be made without the consent of the Guarantor(s) affected thereby.

       Section 13.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

       Section 13.15. Costs and Expenses; Indemnification. The Borrowers agree to pay all costs and expenses of the Administrative Agent and the Canadian Co-Agent in connection with the preparation, negotiation, and syndication of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Canadian Co-Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated. The Borrowers further agree to indemnify the Administrative Agent, the Canadian Co-Agent, each Lender, and their respective directors, officers, employees, agents, financial advisors, and consultants against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrowers, upon demand by the Administrative Agent, the Canadian Co-Agent, or a Lender at any time, shall reimburse the Administrative Agent, the Canadian Co-Agent, or such Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrowers under this Section shall survive the termination of this Agreement.

       Section 13.16. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by each Borrower and each Guarantor at any time or from time to time, without notice to any Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of such Borrower or such Guarantor, whether or not matured, against and on account of the Obligations of the such Borrower or such Guarantor to that Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or
(b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

       Section 13.17. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

       Section 13.18. Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

       Section 13.19. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

       Section 13.20. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control,
(b) no Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the relevant Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) no Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of a Borrower's Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Borrower's Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period. Without limiting the foregoing, with respect to the Obligations of the Borrowing Subsidiary, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada) as the same may be amended, replaced or re-enacted from time to time) payable by the Borrowing Subsidiary hereunder exceed the effective annual rate of interest on the "credit advanced" (as defined therein) hereunder lawfully permitted under that section; and the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Term Loans, and in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent or the Canadian Co-Agent will be conclusive for the purpose of such determination.

       Section 13.21. Construction. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY OTHER LOAN DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE OTHER LOAN DOCUMENTS.

         Section 13.22. Currency. Each reference in this Agreement to U.S. Dollars or to Canadian Dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of each Borrower and each Guarantor in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the relevant Borrower or relevant Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Person under Section 13.7 hereof, such Person agrees to remit such excess to the relevant Borrower.

       Section 13.23. Lender's Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

       Section 13.24. Submission to Jurisdiction; Waiver of Jury Trial. The Parent, the Borrowing Subsidiary, and the Guarantors hereby submit to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Parent, the Borrowing Subsidiary, and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE PARENT, THE BORROWING

SUBSIDIARY, THE GUARANTORS, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

       Section 13.25. USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "Acts") hereby notifies the Parent and the Borrowing Subsidiary that pursuant to the requirements of the Acts, it is required to obtain, verify, and record information that identifies the Parent and the Borrowing Subsidiary, which information includes the name and address of the Parent and the Borrowing Subsidiary and other information that will allow such Lender to identify the Parent and the Borrowing Subsidiary in accordance with the Acts.


                           [SIGNATURE PAGES TO FOLLOW]

         This Multicurrency Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

                                       LOJACK CORPORATION, as Parent and
                                         Guarantor



                                       By  /s/ Joseph F. Abely
                                         Name  Joseph F. Abely
                                         Title President

                                       LOJACK EXCHANGECO CANADA INC., as
                                         Borrowing Subsidiary



                                       By  /s/ Ronald J. Rossi
                                         Name  Ronald J. Rossi
                                         Title President

                                       LOJACK INTERNATIONAL CORPORATION, as
                                         Guarantor


                                       By  /s/ William R. Duvall
                                         Name  William R. Duvall
                                         Title President

                                       LOJACK GLOBAL LLC, as Guarantor


                                       By  /s/ Joseph F. Abely
                                         Name  Joseph F. Abely
                                         Title President

                                       LOJACK OPERATING COMPANY, L.P., as
                                         Guarantor


                                       By /s/ Joseph F. Abely
                                         Name Joseph F. Abely
                                         Title President, LoJack Corporation,
                                                  its General Partner

                                       6292887 CANADA INC., as Guarantor


                                       By  /s/ Ronald J. Rossi
                                         Name  Ronald J. Rossi
                                         Title President

                                       6297072 CANADA INC., as Guarantor


                                       By  /s/ Ronald J. Rossi
                                         Name  Ronald J. Rossi
                                         Title President

                                       BOOMERANG TRACKING INC.


                                       By  /s/ Ronald J. Rossi
                                         Name  Ronald J. Rossi
                                         Title President

                                       "LENDERS"

                                       HARRIS TRUST AND SAVINGS BANK, in its
                                         individual capacity as a Lender, as
                                         L/C Issuer, and as Administrative Agent


                                       By  /s/ Raymond C. Whitacre
                                         Name  Raymond C. Whitacre
                                         Title Managing Director

                                         Address:
                                         111 West Monroe Street, 10W
                                         Chicago, Illinois 60603
                                         Attention:  Raymond C. Whitacre
                                         Telecopy:   (312) 461-3436
                                         Telephone:  (312) 293-5068

                                       BANK OF MONTREAL, in its individual
                                         capacity as a Lender and as
                                         Canadian Co-Agent


                                       By /s/ Ben Ciallella
                                         Name  Ben Ciallella
                                         Title Vice President

                                         Address:
                                         1 First Canadian Place
                                         Toronto Ontario, Canada M5X 1H3

                                         Attention:  ___________________________
                                         Telecopy:   (416) 359-7796
                                         Telephone:  (416) 359-6816

                                    EXHIBIT A


                            NOTICE OF PAYMENT REQUEST



                                     [Date]



[Name of Lender]
[Address]

Attention:

         Reference is made to the Multicurrency Credit Agreement, dated as of October 29, 2004, among LoJack Corporation, LoJack Exchangeco Canada Inc., the Lenders party thereto, and Harris Trust and Savings Bank, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Parent has failed to pay its Reimbursement Obligation in the amount of $___________. Your Revolver Percentage of the unpaid Reimbursement Obligation is $___________] or [_______________________ has been required to return a payment by the Parent of a Reimbursement Obligation in the amount of $_______________. Your Revolver Percentage of the returned Reimbursement Obligation is $_______________.]

                                       Very truly yours,

                                       HARRIS TRUST AND SAVINGS BANK, as L/C
                                         Issuer



                                       By
                                         Name__________________________________
                                         Title_________________________________

                                    EXHIBIT B

                               NOTICE OF BORROWING

                                            Date:________________________, ____

To: Harris Trust and Savings Bank, as Administrative Agent for the Lenders parties to the Multicurrency Credit Agreement dated as of October 29, 2004 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among LoJack Corporation, LoJack Exchangeco Canada Inc., certain Lenders which are signatories thereto, and Harris Trust and Savings Bank, as Administrative Agent

Ladies and Gentlemen:

         The undersigned, LoJack Corporation (the "Parent"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the Borrowing specified below:

                    1. The Business Day of the proposed Borrowing is ___________, ____.

                    2. The aggregate amount of the proposed Borrowing is $______________.

                    3. The Borrowing is being advanced under the [Revolving] [Term] Credit.

                    4. The Borrowing is to be comprised of [U.S. $___________ of [U.S. Base Rate Loans] [Eurocurrency Loans]] or [Cdn $________ of [Canadian Base Rate Loans] [Eurocurrency Loans]].

                   [5. The duration of the Interest Period for the Eurocurrency Loans included in the Borrowing shall be ____________ months.]

         The undersigned on its own behalf and on behalf of the Borrowing Subsidiary hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                   (a) the representations and warranties of the Parent contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

                   (b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

                                       LOJACK CORPORATION, as agent for the
                                         Borrowers


                                       By
                                         Name__________________________________
                                         Title_________________________________

                                    EXHIBIT C

                        NOTICE OF CONTINUATION/CONVERSION

                                                      Date:  ____________, ____

To: Harris Trust and Savings Bank, as Administrative Agent for the Lenders parties to the Multicurrency Credit Agreement dated as of October 29, 2004 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among LoJack Corporation, LoJack Exchangeco Canada Inc., certain Lenders which are signatories thereto, and Harris Trust and Savings Bank, as Administrative Agent

Ladies and Gentlemen:

         The undersigned, LoJack Corporation (the "Parent"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

                    1. The conversion/continuation Date is __________, ____.

                    2. The aggregate amount of the [Revolving] [Term] Loans to be [converted] [continued] is $____________.

                    3. The Loans are to be [converted into] [continued as] [Eurocurrency] [U.S. Base Rate] [Canadian Base Rate] Loans.

                    4. [If applicable:] The duration of the Interest Period for the [Revolving] [Term] Loans included in the [conversion] [continuation] shall be _________ months.

         The undersigned on its own behalf and on behalf of the Borrowing Subsidiary hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:

                   (a) the representations and warranties of the Parent contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, however, that this condition shall not apply to the conversion of an outstanding Eurocurrency Loan to a Base Rate Loan; and

                   (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

                                       LOJACK CORPORATION, as agent for the
                                         Borrowers


                                       By
                                         Name___________________________________
                                         Title__________________________________

                                   EXHIBIT D-1


                                    TERM NOTE

Cdn. $_______________                                     ____________, _______

         FOR VALUE RECEIVED, the undersigned, LOJACK EXCHANGECO CANADA INC., a Canadian corporation (the "Borrowing Subsidiary"), hereby promises to pay to the order of _________________________ (the "Lender") at the principal office of the Canadian Co-Agent, in immediately available funds, the principal sum of ___________________ Cdn Dollars (Cdn $__________) or, if less, the aggregate unpaid principal amount of all Term Loans made or maintained by the Lender to the Borrowing Subsidiary pursuant to the Credit Agreement, in installments in the amounts called for by Section 1.8(a) of the Credit Agreement, commencing on ___________, together with interest on the principal amount of such Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         This Note is one of the Term Notes referred to in the Multicurrency Credit Agreement dated as of October 29, 2004, among LoJack Corporation, as Parent, the Borrowing Subsidiary, the Guarantors party thereto, the Lenders party thereto, and Harris Trust and Savings Bank, as Administrative Agent for the Lenders (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrowing Subsidiary hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       LOJACK EXCHANGECO CANADA INC.



                                       By
                                         Name___________________________________
                                         Title__________________________________

                                   EXHIBIT D-2


                                 REVOLVING NOTE

U.S. $_______________                                      ____________, ______

         FOR VALUE RECEIVED, the undersigned, LOJACK CORPORATION, a Massachusetts corporation (the "Parent"), hereby promises to pay to the order of ____________________ (the "Lender") on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of the Administrative Agent, in immediately available funds, the principal sum of ___________________ U.S. Dollars (U.S. $__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Parent pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Multicurrency Credit Agreement dated as of October 29, 2004, among the Parent, the Borrowing Subsidiary referred to therein, the Guarantors party thereto, the Lenders party thereto, and Harris Trust and Savings Bank, as Administrative Agent for the Lenders (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Parent hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       LOJACK CORPORATION



                                       By
                                         Name___________________________________
                                         Title__________________________________

                                    EXHIBIT E


                               LOJACK CORPORATION


                             COMPLIANCE CERTIFICATE


To:      Harris    Trust    and    Savings     Bank,    as
         Administrative   Agent  under,  and  the  Lenders
         party to, the Credit Agreement described below

         This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Multicurrency Credit Agreement dated as of October 29, 2004, among LoJack Corporation, LoJack Exchangeco Canada Inc., and you (as extended, renewed, amended or restated from time to time, the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly elected ____________ of LoJack Corporation;

          2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

          4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

          5. The Schedule I hereto sets forth financial data and computations evidencing the Parent's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Parent has taken, is taking, or proposes to take with respect to each such condition or event:

     ___________________________________________________________________
     ___________________________________________________________________
     ___________________________________________________________________
     ___________________________________________________________________


         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

                                       LOJACK CORPORATION



                                       By
                                         Name___________________________________
                                         Title__________________________________

                                   SCHEDULE I
                            TO COMPLIANCE CERTIFICATE


                               LOJACK CORPORATION


                             COMPLIANCE CALCULATIONS
         FOR MULTICURRENCY CREDIT AGREEMENT DATED AS OF OCTOBER 29, 2004

                    CALCULATIONS AS OF _____________, _______

================================================================================

A.       Leverage Ratio (Section 8.22(a))

         1.       Total Funded Debt                                                               $___________

         2.       Net Income for past 4 quarters                                                   ___________

         3.       Interest Expense for past 4 quarters                                             ___________

         4.       Income taxes for past 4 quarters                                                 ___________

         5.       Depreciation and Amortization Expense for past 4 quarters                        ___________

         6.       Boomerang adjustment                                                             ___________

         7.       Sum of Lines A2, A3, A4, A5 and A6 ("EBITDA")                                    ___________

         8.       Ratio of Line A1 to A7                                                             ____:1.0

         9.       Line A8 ratio must not exceed                                                      ____:1.0

         10. The Parent is in compliance (circle yes or no) yes/no

B.       Net Worth (Section 8.22(b))

         1.       Net Worth                                                                        $___________

         2.       Line B1 shall not be less than                                                   $___________

         3. The Parent is in compliance (circle yes or no) yes/no

C.       Fixed Charge Coverage Ratio (Section 8.22(c))

         1.       EBITDA (Line A7 above)                                                           $___________

         2.       Principal payments for past 4 quarters                                           $___________

         3.       Interest Expense for past 4 quarters                                             $___________

         4.       Rental Expense for past 4 quarters                                               $___________

         5.       Income taxes for past 4 quarters                                                 $___________

         6.       Sum of Lines C2, C3, C4, and C5                                                  $___________

         7.       Ratio of Line C1 to Line C6                                                        ____:1.0

         8. Line C7 ratio must not be less than ____:1.0

         9. The Parent is in compliance (circle yes or no) yes/no

D.       Capital Expenditures (Section 8.22(d))

         1.       Year-to-date Capital Expenditures                                                $___________

         2.       Maximum permitted amount                                                         $___________

         3. The Parent is in compliance (circle yes or no) yes/no





                                    EXHIBIT F

                         ADDITIONAL GUARANTOR SUPPLEMENT

                                                           ______________, ____

HARRIS TRUST AND SAVINGS BANK, as Administrative
   Agent for the Lenders named in the Multicurrency
   Credit Agreement dated as of October 29, 2004, among
   LoJack Corporation, as Parent, the Borrowing
   Subsidiary and Guarantors referred to therein, the Lenders from time to time party thereto, and the Administrative Agent (as extended, renewed, amended or restated from time to time, the "Credit Agreement")

Ladies and Gentlemen:

         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

         The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in
Section 6 of the Credit Agreement are true and correct as to the undersigned as of the date hereof and the undersigned shall comply with each of the covenants set forth in Section 8 of the Credit Agreement applicable to it.

         Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 12 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

         The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery o by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                       Very truly yours,

                                       [NAME OF SUBSIDIARY GUARANTOR]


                                       By
                                         Name__________________________________
                                         Title_________________________________

                                    EXHIBIT G

                            ASSIGNMENT AND ACCEPTANCE

                           Dated _____________, _____

         Reference is made to the Multicurrency Credit Agreement dated as of October 29, 2004 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among LoJack Corporation, LoJack Exchangeco Canada Inc, as Borrowing Subsidiary, the Guarantors party thereto, the Lenders party thereto, and Harris Trust and Savings Bank, as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         ______________________________________________________ (the "Assignor")
and _________________________ (the "Assignee") agree as follows:

                    1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitments as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Revolver Percentage of any outstanding L/C Obligations.

                    2. The Assignor (i) represents and warrants that as of the date hereof (A) its Revolving Credit Commitment is U.S. $_______________, its Term Loan Commitment is Cdn. $_______________,
         (B) the aggregate outstanding principal amount of Loans made by it under the Credit Agreement that have not been repaid is U.S. $___________ of Revolving Loans, and Cdn $____________ of Term Loans, and a description of the interest rates and interest periods of such Loans is attached as Annex 1 hereto, and (C) the aggregate principal amount of Assignor's Revolver Percentage of outstanding L/C Obligations is $___________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent or any Subsidiary or the performance or observance by the Parent or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                    3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to Section 8.5 (a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
         (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending office (and address for notices) the offices set forth beneath its name on the signature pages hereof.

                    4. As consideration for the assignment and sale contemplated in Annex 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds an amount equal to $________________*. It is understood that commitment and/or letter of credit fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                    5. The effective date for this Assignment and Acceptance shall be ___________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, the Parent.

                    6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                    7. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and

______
***

         Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

                    8. In accordance with Section 13.12 of the Credit Agreement, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Parent to execute and deliver to the Assignee the relevant Notes payable to the Assignee in the amount of its Commitments and new Notes to the Assignor in the amount of its Commitments after giving effect to this assignment.

                    9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                       [Assignor Lender]


                                       By
                                         Name__________________________________
                                         Title_________________________________

                                       [Assignee Lender]


                                       By
                                         Name__________________________________
                                         Title_________________________________

                                       Lending office (and address for notices):

Accepted and consented this
  ____ day of _____________

LOJACK CORPORATION


By_________________________________
     Name__________________________
     Title_________________________

Accepted and consented to by the Administrative
  Agent and L/C Issuer this ___ day of ________

HARRIS TRUST AND SAVINGS BANK, as
  Administrative Agent and L/C Issuer


By_________________________________
     Name__________________________
     Title_________________________

                                     ANNEX I
                          TO ASSIGNMENT AND ACCEPTANCE

PRINCIPAL AMOUNT        TYPE OF LOAN      INTEREST RATE          MATURITY DATE

                                   SCHEDULE 1

                                   COMMITMENTS



                                       TERM B LOAN           REVOLVING CREDIT
NAME OF LENDER                         COMMITMENT               COMMITMENT

Harris Trust and Savings Bank             N/A                U.S. $10,000,000

Bank of Montreal                   Cdn. $_________                 N/A

     TOTAL                         Cdn. $                    U.S. $10,000,000
                                        ==========           ================

                                  SCHEDULE 6.2


                                  SUBSIDIARIES

                                           JURISDICTION OF          PERCENTAGE
                 NAME                        ORGANIZATION           OWNERSHIP                    OWNER
LoJack Exchangeco Canada Inc.                   Canada                 100%                LoJack Corporation

LoJack International Corporation               Delaware                100%                LoJack Corporation

LoJack Global LLC                              Delaware                100%                LoJack Corporation

LoJack Operating Company, L.P.                 Delaware                100%                LoJack Corporation

6292887 Canada Inc.                             Canada                 100%                LoJack Corporation

6297072 Canada Inc.                             Canada                 100%                LoJack Corporation

Vehicle Recovery Systems Company*               Canada                 100%                LoJack Corporation

LoJack de Mexico, S. de R.L. de CV              Mexico                 100%                LoJack Corporation

LoJack do Brasil LTDA                           Brazil                 100%                LoJack Corporation

LoJack International Benelux                   Belgium                 100%                LoJack Corporation

LoJack Italia Srl                               Italy                  100%                LoJack Corporation

And, after giving effect to the Boomerang Acquisition:


Boomerang Tracking Inc.                         Canada                ____%          LoJack Exchangeco Canada Inc.


______________
*Inactive Subsidiary

                                SCHEDULE 8.7/8/8


                        PERMITTED INDEBTEDNESS AND LIENS

                                                                                      DESCRIPTION OF
                       DESCRIPTION OF INDEBTEDNESS                            COLLATERAL/SECURITY, IF ANY

1.   Revolving line of credit extended by Citizens Bank                                  None
     and Trust Company to the Parent, including loans and
     letters of credit issued for the account of the Parent,
     in an aggregate amount not exceed U.S. $5,000,000 at
     any one time outstanding



--------

* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.